                                                                      [EXECUTED]




                           Loan and Security Agreement

                                  by and among

                            First Union National Bank
                                    as Lender

                         Congress Financial Corporation
                                    as Agent

                                       and

                                Zany Brainy, Inc.
                                   as Borrower



                             Dated: July 25, 2000

                               TABLE OF CONTENTS

SECTION 1.   DEFINITIONS..........................................................................................1

SECTION 2.   CREDIT FACILITIES...................................................................................17
         2.1  Loans..............................................................................................17
         2.2  Letter of Credit Accommodations....................................................................18
         2.3  Availability Reserves..............................................................................21

SECTION 3.   INTEREST AND FEES...................................................................................23
         3.1  Interest...........................................................................................23
         3.2  Changes in Laws and Increased Costs of Loans.......................................................24
         3.3  Fees...............................................................................................25
         3.4  Unused Line Fee....................................................................................25

SECTION 4.  CONDITIONS PRECEDENT.................................................................................25
         4.1  Conditions Precedent to Initial Loans and Letter of Credit Accommodations..........................25
         4.2  Conditions Precedent to All Loans and Letter of Credit Accommodations..............................27

SECTION 5.   SECURITY INTEREST...................................................................................28

SECTION 6.   COLLECTION AND ADMINISTRATION.......................................................................29
         6.1  Borrower's Loan Account............................................................................29
         6.2  Statements.........................................................................................30
         6.3  Collection of Accounts.............................................................................30
         6.4  Payments...........................................................................................32
         6.5  Authorization to Make Loans........................................................................33
         6.6  Use of Proceeds....................................................................................33
         6.7  Sharing of Payments, Etc...........................................................................33
         6.8  Settlement Procedures..............................................................................33

SECTION 7.   COLLATERAL REPORTING AND COVENANTS..................................................................34
         7.1  Collateral Reporting...............................................................................34
         7.2  Accounts Covenants.................................................................................34
         7.3  Inventory Covenants................................................................................36
         7.4  Power of Attorney..................................................................................37
         7.5  Right to Cure......................................................................................37
         7.6  Access to Premises.................................................................................38

SECTION 8.   REPRESENTATIONS AND WARRANTIES......................................................................38
         8.1  Corporate Existence, Power and Authority; Subsidiaries.............................................38
         8.2  Financial Statements; No Material Adverse Change...................................................39
         8.3  Chief Executive Office; Collateral Locations.......................................................39

         8.4  Priority of Liens; Title to Properties.............................................................39
         8.5  Tax Returns........................................................................................39
         8.6  Litigation.........................................................................................40
         8.7  Compliance with Other Agreements and Applicable Laws...............................................40
         8.8  Environmental Compliance.  ........................................................................40
         8.9  Credit Card Agreements.............................................................................41
         8.10  Employee Benefits.................................................................................42
         8.11  Bank Accounts.....................................................................................42
         8.12 Solvency...........................................................................................43
         8.13  Accuracy and Completeness of Information..........................................................43
         8.14  Survival of Warranties; Cumulative................................................................43

SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS..................................................................43
         9.1  Maintenance of Existence...........................................................................43
         9.2  New Collateral Locations...........................................................................43
         9.3  Compliance with Laws, Regulations, Etc.............................................................44
         9.4  Payment of Taxes and Claims........................................................................44
         9.5  Insurance..........................................................................................44
         9.6  Financial Statements and Other Information.........................................................45
         9.7  Sale of Assets, Consolidation, Merger, Dissolution, Etc............................................46
         9.8  Encumbrances.......................................................................................50
         9.9  Indebtedness.......................................................................................51
         9.10  Loans, Investments, Guarantees, Etc...............................................................53
         9.11  Dividends and Redemptions.........................................................................55
         9.12  Transactions with Affiliates......................................................................56
         9.13  Credit Card Agreements............................................................................56
         9.14  Adjusted Tangible Net Worth.......................................................................56
         9.15  Compliance with ERISA.............................................................................57
         9.16  Additional Bank Accounts..........................................................................57
         9.17  End of Fiscal Years; Fiscal Quarters..............................................................57
         9.18  Change in Business................................................................................58
         9.19 Documents to be Delivered with respect to Noodle Kidoodle..........................................58
         9.20  Costs and Expenses.  .............................................................................59
         9.21  Further Assurances................................................................................60

SECTION 10.   EVENTS OF DEFAULT AND REMEDIES.....................................................................60
         10.1  Events of Default.................................................................................60
         10.2  Remedies..........................................................................................62

SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW.......................................64
         11.1  Confession of Judgment............................................................................64
         11.2  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.............................65
         11.3  Waiver of Notices.................................................................................66

         11.4  Amendments and Waivers............................................................................66
         11.5  Waiver of Counterclaims...........................................................................66
         11.6  Indemnification...................................................................................67

SECTION 12.   THE AGENT..........................................................................................67
         12.1  Appointment, Powers and Immunities................................................................67
         12.2  Reliance by Agent.................................................................................67
         12.3  Events of Default.................................................................................68
         12.4  Indemnification.  ................................................................................68
         12.5  Non-Reliance on Agent and Other Lender............................................................68
         12.6  Failure to Act....................................................................................69
         12.7  Resignation of Agent..............................................................................69
         12.8  Consents and Releases of Collateral under Financing Agreements....................................70
         12.9  Collateral Matters................................................................................70

SECTION 13.   TERM OF AGREEMENT; MISCELLANEOUS...................................................................71
         13.1  Term..............................................................................................71
         13.2  Notices...........................................................................................73
         13.3  Partial Invalidity................................................................................73
         13.4  Successors........................................................................................73
         13.5  Assignments and Participations....................................................................74
         13.6  Entire Agreement..................................................................................75

                                   INDEX TO
                            EXHIBITS AND SCHEDULES
                            ----------------------


          Exhibit A           Information Certificate

          Exhibit B           Form of Certificate for Merger of Noodle Kidoodle

          Schedule 1.6        Applicable Margin

          Schedule 1.30       Existing Letters of Credit

          Schedule 1.56       Permitted Holders

          Schedule 6.3        Bank Accounts

          Schedule 8.4        Existing Liens

          Schedule 8.7        Permits

          Schedule 8.8        Environmental Matters

          Schedule 8.9        Credit Card Agreements

          Schedule 9.9        Existing Indebtedness

          Schedule 9.10       Existing Loans, Investments, Guarantees

          Schedule 10.1(m)    Projections

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


    This Loan and Security Agreement dated July 25, 2000 is entered into by and among First Union National Bank, a national banking association ("Lender"), Congress Financial Corporation, in its capacity as administrative agent and collateral agent for Lender (in such capacity "Agent") and Zany Brainy, Inc., a Pennsylvania corporation ("Borrower").


                             W I T N E S S E T H:
                             - - - - - - - - - -


    WHEREAS, Borrower and Lender have entered into certain financing arrangements pursuant to which Lender has made loans and advances and provided other financial accommodations to Borrower as set forth in the Existing Agreements (as hereinafter defined);

    WHEREAS, Borrower has requested that Agent act as agent for Lender in connection with its financing arrangements with Borrower pursuant to which Agent may make loans and advances and provide other financial accommodations on behalf of Lender to Borrower; and

    WHEREAS, Borrower has requested that Lender extend, modify and restate the existing financing arrangements of Lender with Borrower;

    NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.   DEFINITIONS
             -----------

    All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower, Agent and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 10.4 or cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent. Any accounting term used herein unless otherwise defined in this

Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance, and including, without limitation, Credit Card Receivables.

     1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

    1.3 "Adjusted Tangible Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets (excluding the value of patents, trademarks, trade names, domain names, data bases, copyrights, licenses, goodwill, prepaid assets, deferred tax assets, investments in joint ventures (and including any investment in ZBH) and other intangible assets) of such Person and its Subsidiaries, calculating the book value of inventory for this purpose principally on a first-in-first-out basis, at the lower of Cost or market, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals).

    1.4 "Affiliate" shall mean, with respect to a specified Person, any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person; (b) which beneficially owns or holds ten (10%) percent or more of the Voting Stock or other equity interest of such specified person; or (c) of which ten (10%) percent or more of the Voting Stock or other equity interest is beneficially owned or held by such specified person or a Subsidiary of such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any specified person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

    1.5 "Agent" shall mean Congress Financial Corporation in its capacity as administrative agent and collateral agent for Lender pursuant to the terms hereof and any replacement or successor agent hereunder.

    1.6  "Applicable Margin" shall mean the following:

          (a) At any time, as to the Interest Rate for Eurodollar Rate Loans, the applicable percentage (on a per annum basis) determined based on the Quarterly Average Excess Availability for the immediately preceding quarter shall be as set forth on Schedule 1.6 hereto.

          (b) The Applicable Margin shall be calculated and established once each quarter (commencing with the quarter ending on or about September 30, 2000);

          (c) The Applicable Margin set forth above used to calculate the Interest Rate for each Borrower as to Eurodollar Rate Loans shall be decreased one time by one-quarter (1/4%) percent from the percentage with respect thereto set forth above:

              (i) effective as of the first day of the month after each of the following conditions is satisfied as determined by Agent: (A) Agent shall have received the audited financial statements of Borrower for the fiscal year ending on the Saturday closest to January 31, 2001, together with the unqualified opinion of the independent certified accountants and if such accountants issue a letter to management then a copy of such letter, in accordance with Section 9.6 hereof, (B) the Pre-Tax Income of Borrower for the fiscal year ending on the Saturday closest to January 31, 2001 as set forth in the audited financial statements of Borrower for such fiscal year delivered to Agent shall exceed $17,500,000, and (C) no Event of Default or act, condition or event which with notice or passage of time would constitute an Event of Default shall exist or have occurred, and

              (ii) in the event that the conditions set forth in clause (i) are not satisfied, then effective as of the first day of the month after each of the following conditions is satisfied by Agent: (A) Agent shall have received the audited financial statements of Borrower for the fiscal year ending on the Saturday closest to January 31, 2002, together with the unqualified opinion of the independent certified accountants in accordance with Section 9.6 hereof, (B) the Pre-Tax Income of Borrower for the fiscal year ending on the Saturday closest to January 31, 2001 as set forth in the audited financial statements of Borrower for such fiscal year delivered to Agent, shall exceed $10,000,000, (C) the Pre-Tax Income of Borrower for the fiscal year ending on the Saturday closest to January 31, 2002 as set forth in the audited financial statements of Borrower for such fiscal year delivered to Agent, together with the unqualified opinion of the independent certified accountants and if such accountants issue a letter to management, then a copy of such letter, in accordance with Section 9.6 hereof shall exceed $23,000,000 and (D) no Event of

Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred.

          (d) Notwithstanding anything to the contrary contained herein, if in any subsequent fiscal year after the effectiveness of any decrease in the Applicable Margin as provided in clause (c) of this definition, the Pre-Tax Income of Borrower for such subsequent fiscal year based on the financial statements of Borrower for such year shall be negative, then effective on the first day of the month after the receipt by Agent of the financial statements of Borrower for such fiscal year, the Applicable Margin shall increase to the rates calculated as set forth on Schedule 1.6 hereto.

    1.7 "Availability Reserves" shall mean, as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations that would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks that, as determined by Agent in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, or (ii) the security interests and other rights in the Collateral of Agent held for the benefit of Lender (including the enforceability, perfection and priority thereof); or (iii) the assets, business or prospects of Borrower or any Obligor
(b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect; (c) in respect of any state of facts which Agent determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default; (d) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof; or (e) as otherwise provided in Section 2.3 hereof.

    1.8 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

    1.9 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which the Reference Bank and Agent are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

    1.10 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or any membership interest of such Person at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or membership interest (but excluding any debt security that is exchangeable for or convertible into such capital stock or membership interest).

    1.11 "Cash Equivalents" shall mean, at any time, (a) any evidence of indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith
                                                  --------  ----
and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $200,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except any Subsidiary or Affiliate of a Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase and reverse repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause
(a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $200,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; provided, that, the
                                                        --------  ----
terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through
(e) above; and (g) funds maintained by such Person in demand deposit accounts at any national or state bank or trust company.

    1.12 "Change of Control" shall mean the occurrence of any of the following:
(a) all or substantially all of Borrower's assets are sold, in one or in a series of transactions to any "person" or "group" (as such terms are used in Sections 14(d)(2) and 13(d)(3), respectively, of the Securities Exchange Act) other than to Permitted Holders; (b) an event or series of events (whether a stock purchase, amalgamation, merger, consolidation or other business combination or otherwise) by which any person or group (other than a Permitted Holder) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act) directly or indirectly of fifty (50%) percent or more of the combined voting power of the then outstanding securities of Borrower ordinarily (and apart from rights accruing under certain circumstances) having the right to vote in election of directors or (c) after the date of this Agreement, the replacement of a majority of the Board of Directors of Borrower over a two (2) year period commencing from the date of this Agreement from the directors who constituted the Board of Directors at the beginning of such period other than directors whose nominations for election by the stockholders of Borrower was approved by such Board of Directors.

    1.13 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

    1.14  "Collateral" shall have the meaning set forth in Section 5 hereof.

    1.15 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, from any lessor of premises to Borrower or Noodle Kidoodle, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter
                                                                      -----
alia, acknowledges the first priority security interest of Agent in such
----
Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Agent's rights and remedies and otherwise deal with such Collateral and in the case of any person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such bills of lading or other documents as bailee for Agent and to follow all instructions of Agent with respect thereto.

    1.16 "Cost" shall mean, as to the Inventory as of any date, the cost of such Inventory as of such date, determined on a first-in-first-out basis on a weighted average cost basis in accordance with GAAP.

    1.17 "Credit Card Acknowledgments" shall mean, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Lender and Agent acknowledging the first priority security interest of Agent, for itself and the benefit of Lender, in the monies due and to become due to Borrower or Noodle Kidoodle (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

    1.18 "Credit Card Agreements" shall mean all agreements now or hereafter entered into by Borrower or Noodle Kidoodle with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, as to Borrower, the agreements set forth on Schedule 8.9 hereto.

    1.19 "Credit Card Issuer" shall mean any Person (other than Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Discover Financial Services, Inc.

    1.20 "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of Borrower's or Noodle Kidoodle's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer (including, but not limited to, National Data Payment Systems, Inc.).

    1.21 "Credit Card Receivables" shall mean collectively, (a) all present and future rights of Borrower or Noodle Kidoodle to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of Borrower or Noodle Kidoodle to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

    1.22 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower or Noodle Kidoodle (except as to Inventory of Noddle Kidoodle, as otherwise noted below), in each case that are acceptable to Agent based on the criteria set forth below. In general, Eligible Inventory shall not include (a) packaging and shipping materials; (b) supplies used or consumed in the business of Borrower or Noodle Kidoodle; (c) Inventory at premises other than those owned and controlled by Borrower or Noodle Kidoodle, except for (i) Inventory at retail store locations
                             ------ ---
of Borrower or Noodle Kidoodle which are leased by it, provided, that, if Agent
                                                       --------  ----
has not received Collateral Access Agreement duly authorized, executed and delivered by the owner and lessor of such premises, without limiting any other rights and remedies of Agent under this Agreement or under the other Financing Agreements with respect to the establishment of Availability Reserves or otherwise, Agent may, at its option, establish an Availability Reserve in respect of amounts due or to become due to the owner and lesser of any retail store location at any time Excess Availability is equal to or less than $8,000,000 or any Event of Default or act, condition or event which with notice, passage of time or both could constitute an Event of Default shall exist or have occurred and (ii) Inventory at other locations of Borrower or Noodle Kidoodle which are leased by it, if Agent shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and lessor of such premises; (d) Inventory subject to a security interest or lien in favor of any person other than Agent, for itself and the benefit of Lender, except those permitted in this Agreement; (e) bill and hold goods; (f) unserviceable, obsolete, discontinued (or "out of stock") or slow moving Inventory (except that so long as the amount of slow moving Inventory shall not increase after the date hereof disproportionately to increases in sales by Borrower and increases in the total amount of Inventory, as determined by Agent in good faith, such slow moving Inventory shall be considered Eligible Inventory to the extent it otherwise satisfies the criteria set forth herein); (g) Inventory which is not subject to the first priority, valid and perfected security interest of Agent, for itself and the benefit of Lender; (h) damaged and/or defective Inventory; (i) Inventory to be returned to vendors (except, that,
                                                              ------  ----
Eligible Inventory may include Inventory of Borrower to be returned to vendors of up to the aggregate amount of $500,000 thereof, so long as it is in the same condition and state as when first received by Borrower from such vendor); (j) Inventory subject to deposits made by customers for sales of Inventory that has not been delivered; (k) Inventory held after the applicable expiration date thereof; (l) samples; (m) Inventory purchased or sold on consignment; (n) Inventory of Noodle Kidoodle other than the Inventory of Noodle Kidoodle owned by it as of the date of the Merger; and (o) any Inventory of Noodle Kidoodle after December 31, 2000. On and before the increase in the Maximum Credit to $115,000,000 pursuant to Section 2.4 hereof and on and after December 31, 2000, Inventory of Noodle Kidoodle shall not be Eligible Inventory. Notwithstanding anything to the contrary contained herein, no Inventory of Noodle Kidoodle shall be Eligible Inventory unless and until the Maximum Credit is increased to $115,000,000 pursuant to Section 2.4 hereof. General criteria for Eligible Inventory may be established and revised from time to time by Agent in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

    1.23 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

    1.24 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

    1.25 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

    1.26 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

    1.27 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

    1.28 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

    1.29 "Excess Availability" shall mean the amount, as determined by Agent, calculated at any time, equal to: (a) the lesser of (i) the amount of the Loans available to Borrower as of such time based on the applicable lending formula multiplied by the Value of Eligible Inventory, as determined by Agent, and subject to the sublimits and Availability Reserves from time to time established by Agent hereunder (other than Availability Reserves in respect of Letter of Credit Accommodations) and (ii) the Maximum Credit, minus (b) the sum of: (i)
                                                    -----
the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all trade payables or other obligations of Borrower which are more than thirty (30) days past due as of such time, plus (iii) the amount of checks issued by Borrower to pay trade payables or other obligations, but not yet sent and the book overdraft of Borrower.

    1.30 "Existing Letters of Credit" shall mean, collectively, the letters of credit issued prior to the date hereof by Lender for the account of Borrower set forth on Schedule 1.30 hereto.

    1.31 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

    1.32 "Fee Letter" shall mean the letter agreement, dated on or about the date hereof, by and among Borrower, Agent and Lender, setting forth certain fees payable by Borrower to Agent, for itself and the benefit of Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

    1.33 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

    1.34 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.14 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Agent prior to the date hereof.

    1.35 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

    1.36 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

    1.37 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent (without duplication), (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person which are redeemable or subject to mandatory repurchase at the option of the holder; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

    1.38 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

    1.39 "Inventory" shall mean all of each Borrower's and Noodle Kidoodle's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

    1.40 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may
                                                   --------  ----
not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

    1.41  "Interest Rate" shall mean:

          (a)  as to Prime Rate Loans, a rate equal to the Prime Rate per annum,

          (b) as to Eurodollar Rate Loans, a rate equal to two (2%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Agent of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower), provided, that, effective as of the first day of each calendar
           --------  ----
quarter (commencing October 1, 2000), the Interest Rate payable by Borrower in respect of Eurodollar Rate Loans shall be increased or decreased, as the case may be, to the rate equal to the Applicable Margin on a per annum basis (determined based on the Quarterly Average Excess Availability for the immediately preceding quarter) in excess of the Adjusted Eurodollar Rate.

          (c) Notwithstanding anything to the contrary contained in clauses (a) or (b) of this definition, the Applicable Margin otherwise used to calculate the Interest Rate for Eurodollar Rate Loans shall be the highest percentage set forth in the definition of the term Applicable Margin (without regard to the amount of Excess Availability) plus two (2%) percent per annum, and the Interest Rate applicable to Prime Rate Loans shall equal the Prime Rate plus two (2%) percent per annum, in each case, at Agent's option (i) for the period (A) from and after the effective date of termination or non-renewal hereof until Agent, for and on behalf of Lender, has received full and final payment of all outstanding and unpaid Obligations or as to contingent Obligations, cash collateral in the amount and on the terms required under Section 13.1 hereof (notwithstanding entry of a judgment against Borrower) and (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing, and (ii) on Loans to Borrower at any time outstanding in excess of the amount available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Agent's or Lender's knowledge or consent and whether made before or after an Event of Default).

    1.42 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Agent for the account of Borrower or any Obligor or (b) with respect to which Agent has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer (including, without limitation, the Existing Letters of Credit).

    1.43 "Loans" shall mean the loans now or hereafter made by Agent or Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1(a) hereof.

    1.44 "Material Adverse Effect" shall mean a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations or properties of Borrower and its Subsidiaries, taken as a whole; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent or Lender upon the Collateral or any other property which is security for the Obligations; (d) the Collateral or any other property which is security for the Obligations, or the value of the Collateral or such other property; (e) the ability of Borrower to repay the Obligations, or the ability of Borrower or any Obligor to perform its obligations under this Agreement or any of the other Financing Agreements; or
(f) the ability of Agent or Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lender under this Agreement or any of the other Financing Agreements.

    1.45 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of Borrower involving monetary liability of or to any Person in an amount in excess of $2,500,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations or prospects of Borrower or the validity or enforceability of this Agreement, any of the other Financing Agreements, or any of the rights and remedies of Agent or Lender hereunder or thereunder.

    1.46 "Maximum Credit" shall mean $65,000,000, provided, that, upon the date
                                                  --------  ----
of written notice of Agent to Borrower of the satisfaction of the conditions set forth in Section 2.4 hereof, the Maximum Credit shall mean $115,000,000.

    1.47 "Merger" shall mean the merger of Night Owl Acquisition, Inc., a Delaware corporation, with and into Noodle Kidoodle with Noodle Kidoodle as the surviving corporation pursuant to the terms of the Merger Agreements.

    1.48 "Merger Agreements" shall mean, collectively, the Amended and Restated Agreement and Plan of Merger, dated as of April 21, 2000, by and among Borrower, Noodle Kidoodle and Night Owl Acquisition, Inc., a Delaware corporation, the Certificate of Merger of Noodle Kidoodle Corporation and Night Owl Acquisition, Inc. and all related agreements, documents and instruments, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

    1.49 "Net Recovery Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the median recovery on the aggregate amount of the Inventory at such time on a "going out of business sale" basis as set forth in the most recent acceptable appraisal of Inventory received by Agent in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the original Cost of the aggregate amount of the Inventory subject to appraisal.

    1.50 "Noodle Kidoodle" shall mean Noodle Kidoodle, Inc., a Delaware corporation, as survivor of the Merger, and its successors and assigns.

    1.51 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Agent and/or Lender and/or any of their affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement, any of the other Financing Agreements or by operation of law in connection therewith, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or Lender.

    1.52 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

    1.53  "Participant" shall have the meaning set forth in Section 13.5 hereof.

    1.54 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

    1.55  "Permits" shall have the meaning set forth in Section 8.7 hereof.

    1.56 "Permitted Holders" shall mean the persons listed on Schedule 1.56 hereto.

    1.57 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

    1.58 "Pre-Tax Income" shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or one time or non-recurring gains) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and before deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any
                                    --------  ----
Person that is not a consolidated Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person's assets are acquired by such Person or by its wholly-owned Subsidiaries shall be excluded; (c) the net income (if positive) of any consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such consolidated Subsidiary to such Person or to any other consolidated Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such consolidated Subsidiary shall be excluded; (d) the effect of any change in accounting principles adopted by such person or its Subsidiaries after the date hereof shall be excluded; and (e) in connection with the calculation of the Pre-Tax Income of Borrower: (i) for any period depreciation expenses during such period shall be excluded and (ii) for the fiscal year of Borrower ending on the Saturday closest to January 31, 2001 up to a maximum of $14,000,000 of the expenses of Borrower incurred in connection with the Merger during such fiscal year which are cash items and up to a maximum amount of $11,000,000 of the expenses of Borrower incurred in connection with the Merger during such fiscal year which are non-cash items (with cash items and non-cash items being determined in accordance with GAAP) shall in each case be excluded. For the purposes of this definition, (A) net income excludes any gain together with any related Provision for Taxes for such gain realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person, and (B) the term "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

    1.59 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

    1.60 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

    1.61 "Qualified Sale" shall mean any bona fide, firm commitment, underwritten offering by Borrower of the Capital Stock of ZBH owned by it to the public pursuant to an effective registration statement under the Securities Act, as then in effect, or any comparable statement under any similar federal statute then in force, or any offering pursuant to Rule 144A, provided, that, as to each
                                                      --------  ----
and all such sales, each of the following conditions is satisfied as determined by Agent: (a) the net cash proceeds received by Borrower in immediately available funds, without restriction, upon the consummation of any such sale (after giving effect to underwriters' discounts and commissions, and other fees, costs and expenses related to such sale) shall be at least equal to the fair market value of such Capital Stock, but in no event less than the aggregate amount of all contributions, loans, advances, or other investments or payments by Borrower to or for the acquisition of any assets of, or otherwise for the benefit of ZBH or otherwise in connection with the business or operations of ZBH made prior to the date of such sale, (b) such sale shall be on commercially reasonable prices and terms in a bona fide arm's length transaction with a party
                                 ---- ----
that is not an Affiliate of Borrower, (c) the consideration received by Borrower for such sale shall be in cash or Cash Equivalents, (d) Agent shall have received, for itself and the benefit of Lender, all proceeds from the sale of such Capital Stock in cash or other immediately available funds for application to the Obligations, (e) Agent shall have received not less than ten (10) Business Days prior written notice of any such sale of Capital Stock, which notice shall set forth in reasonable detail satisfactory to Agent, the parties to such sale, the consideration to be paid for the sale of Capital Stock, the terms and manner of the payment of such consideration, the Capital Stock to be sold, the liabilities being assumed by the purchaser to such sale and after giving effect thereto, and (f) as of the date of any such sale and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time would constitute an Event of Default, shall exist or have occurred.

    1.62 "Quarterly Average Excess Availability" shall mean, at any time, the daily average of the Excess Availability for the immediately preceding quarter as calculated by Lender in good faith.

    1.63 "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

    1.64 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

    1.65 "Reference Amount" shall have the meaning set forth in Section 3.4 hereof.

    1.66 "Reference Bank" shall mean First Union National Bank or such other bank as Agent may designate from time to time.

    1.67 "Renewal Date" shall have the meaning set forth in Section 13.1 hereof.

    1.68 "Retail Value" shall mean, as to the Inventory as of any date, the then current retail sales price of such Inventory as of such date, net of markdowns from the original retail sales price or ticketed sales price with respect thereto.

    1.69 "Securities Act" shall mean the Securities Act of 1933, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

    1.70 "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

    1.71 "Subsidiary" shall mean, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

    1.72 "Value" shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of (a) Cost or (b) market value, provided, that, for
                                                         --------  ----
purposes of the calculation of the amount of the Loans available to Borrower, the Value of the Inventory shall not include: (i) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to Borrower or (ii) write-ups in value with respect to currency exchange rates.

    1.73 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

    1.74 "ZBH" shall mean Z.B. Holdings, LLC, a Delaware limited liability company, and its successors and assigns.


SECTION 2.   CREDIT FACILITIES
             -----------------

     2.1  Loans.
          -----

          (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to fund the Loans in amounts requested by Borrower up to the amount equal to the least of:

          (i) the least of (A) the Maximum Credit (as then in effect), or (B) the amount equal to (1) seventy-five (75%) percent multiplied by the Cost of the Eligible Inventory during the period commencing on June 1 of each calendar year through and including November 30 of such calendar year, or sixty-five (65%) percent multiplied by the Cost of the Eligible Inventory during the period commencing on December 1 of each year through and including May 31 of the immediately following year, minus (2) Availability Reserves (other than the Availability Reserves described in clause (ii) below) or (C) the amount equal to
(1) eighty-five (85%) percent of the Net Recovery Percentage multiplied by the Cost of Eligible Inventory minus (2) Availability Reserves (other than Availability Reserves described in clause (ii) below); minus
                                                       -----

          (ii) the Availability Reserves relating to amounts which Agent might be required to pay on behalf of, or for the account of, Borrower for the maintenance, preservation, or protection of the Collateral, its value or the rights of Agent therein (including, without limitation, Availability Reserves established pursuant to Section 1.22(c)(i) hereof).

          (b)  Without limiting any of the rights of Agent or Lender pursuant to
Section 2.2(c) below or otherwise, on each date when any reduction to any of the lending formulas set forth in Section 2.1(a) above becomes effective, regardless of the amounts of Eligible Inventory, Borrower agrees absolutely and unconditionally to automatically and without demand make a payment to Agent, for the benefit of Lender, in respect of the Loans, in an amount equal to the excess, if any, of the aggregate unpaid principal amount of the Loans over the amounts available to Borrower pursuant to the lending formula as so reduced. Each such payment in respect of the Loans pursuant to this Section 2.1(b) shall be without premium or penalty, except to the extent that Section 13.1(c) hereof is applicable. All interest accrued on the principal amount of the

Loans paid pursuant to this Section 2.1(b) may be charged to the loan account of Borrower, at Agent's option, on the date of such payment.

          (c) Except in Agent's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit (as then in effect). In the event that the outstanding amount of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Agent or Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent, for the benefit of Lender, the entire amount of any such excess(es) for which payment is demanded.

     2.2  Letter of Credit Accommodations.
          -------------------------------

          (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrower, Agent agrees, for the risk of Lender, to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by Agent or Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrower pursuant to this Section 2.

          (b) In addition to any charges, fees or expenses charged by issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Agent, for the benefit of Lender, a letter of credit fee at a rate equal to one and one-quarter (1 1/4%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations (other than the Existing Letters of Credit) for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Agent such letter of credit fee, at Agent's option, without notice, at a rate equal to three and one-quarter (3 1/4%) percent per annum for (i) the period on and after the date of termination hereof until Agent, for the benefit of Lender, has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period on and after the date of the occurrence of any Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default and for so long as such Event of Default or act, condition or event is continuing as determined by Agent. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

          (c) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) Borrower shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application in form and substance satisfactory to such proposed issuer and Agent for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Lender and such proposed issuer,
(ii) as of the date of issuance, no order of any court, arbitrator or other governmental authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit Accommodation; and (iii) the Excess Availability prior to giving effect to any Reserves with respect to such Letter of Credit Accommodation requested, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of
(1) the percentage equal to one hundred (100%) percent minus the then applicable percentage set forth in Section 2.1(a)(i) multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose (or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation which is for the purpose of purchasing Eligible Inventory), an amount equal to one hundred (100%) percent of the face amount thereof. Effective on the issuance of each Letter of Credit Accommodations, an Availability Reserve shall be established in the applicable amount set forth in this Section 2.2(c)(iii)(A) or Section 2.2(c)(iii)(B).

          (d) Except in Agent's discretion, the amount of all outstanding Letter of Credit Accommodations for all other purposes and all other commitments and obligations made or incurred by Agent or Lender in connection therewith, shall not at any time exceed $40,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent, for itself and the benefit of Lender, for the Letter of Credit Accommodations, and in either case, the Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

          (e) Borrower shall indemnify and hold Agent and Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for any losses, claims, damages, liabilities, costs and expenses as a result of the gross negligence or wilful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Agent and Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for any losses, claims, damages, liabilities, costs and expenses as a result of the gross negligence or wilful misconduct of Lender as determined pursuant to final non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

          (f) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrower will, at Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver them to Agent's and/or subject to Agent's order, and if they shall come into Borrower's possession, to deliver them, upon Agent's request, to Agent in their original form. Borrower shall also, at Agent's request, designate Agent (or such other person as Agent may designate) as the consignee on all bills of lading and other negotiable and non-negotiable documents.

          (g) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Agent or Lender in any manner. Agent and Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Agent, any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower.

              (i) At any time an Event of Default exists or has occurred and is continuing, Agent shall have the sole and exclusive right and authority to, and Borrower shall not (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders.

              (ii) At any time prior to an Event of Default, Agent shall have the right and authority, with the consent of Borrower (except that such consent shall not be required if in Agent's good faith determination it is necessary or desirable to avoid any liability of Agent or Lender), and at any time on or after an Event of Default exists or has occurred and is continuing,

Agent shall have the sole and exclusive right and authority to, without the consent of Borrower, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.

              (iii) Agent may take such actions referred to above either in its own name or in Borrower's name.

          (h) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Agent, for the benefit of Lender. Any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Agent, for the benefit of Lender, and to apply in all respects to Borrower.

    2.3  Availability Reserves.  All Loans otherwise available to Borrower
         ---------------------
pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder, shall be subject to Agent's continuing right to establish and revise Availability Reserves. Without limiting any other rights or remedies of Agent and Lender under this Agreement or any of the other Financing Agreements with respect to the establishment of Availability Reserves or otherwise, subject to the provisions of Section 1.22(c)(i) hereof, Agent may establish and revise Availability Reserves to reflect: (a) inventory shrinkage;
(b) reserves in respect of markdowns, "kick-outs" (arising from the sale of items of Inventory which are not reflected in the perpetual inventory records maintained by Borrower) and cost variances (pursuant to discrepancies between the purchase order price of Inventory and the actual cost thereof); (c) the aggregate amount of deposits, if any, received by Borrower from its retail customers in respect of unfilled orders for merchandise; (d) amounts due or to become due in respect of sales, use and/or withholding taxes; (e) any rental payments, service charges or other amounts due to lessors of real or personal property to the extent Inventory or Records are located in or on property or such Records are needed to monitor or otherwise deal with the Collateral; (f) amounts owing by Borrower to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements; (g) increase in the number of days of the turnover of Inventory or a deterioration in its nature, quality or mix (but only to the extent not addressed by the lending formulas in a manner satisfactory to Agent) and (h) at any time after the next field examination by Agent with respect to the Collateral, variances between the perpetual inventory records of Borrower and the results of the test counts of Inventory conducted by Agent with respect thereto in excess of the percentage acceptable to Agent.

    2.4  Increase in Maximum Credit.
         --------------------------

          (a At any time prior to August 31, 2000, Borrower may request that the Maximum Credit increase from $65,000,000 to $115,000,000. Within ten (10) Business Days days after the receipt by Agent of such written request by Borrower for an increase in the Maximum Credit, subject to the satisfaction of each of the conditions set forth in Section 2.4(b) hereof, Agent shall give Borrower written notice of such increase in the Maximum Credit (which increase shall be effective on the date of such notice by Agent to Borrower).

          (b Agent shall only be required to send written notice of the increase in the Maximum Credit as provided in Section 2.4(a) above if each of the following conditions precedent is satisfied as determined by Agent in good faith: (i) as of the effective date of such increase, no Event of Default, or act, condition or event, which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing,
(ii) no material adverse change shall have occurred in the assets, business or prospects of Noodle Kidoodle since the date of Agent's latest field examination and no change or event shall have occurred which would impair the ability of Noodle Kidoodle to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent to enforce the Obligations or realize upon the Collateral, (iii) Agent shall have completed a field review of the Records and such other information with respect to the Collateral of Noddle Kidoodle as Agent may require to determine the amount of Loans available to Borrower based on the Inventory of Noodle Kidoodle, including, without limitation, current perpetual inventory records and/or roll-forwards of Inventory through the date of closing, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral, the results of which shall be satisfactory to Agent, not more than three (3) Business Days prior to the date of the effectiveness of such increase,
(iv) Agent and its counsel shall have conducted legal due diligence with respect to Noodle Kidoodle, (v Agent shall have conducted test counts with respect to the Inventory of Borrower in form and scope satisfactory to Agent and any variances arising pursuant to such test counts shall be acceptable to Agent,
(vi) Excess Availability as determined by Agent after giving effect to the Eligible Inventory of Noodle Kidoodle (or Inventory which would be Eligible Inventory after giving effect to the increase in the Maximum Credit) shall not be less than $12,000,000, and (vii) Agent shall have received each of the agreements, documents and other materials to be delivered to Agent under Section
9.19 hereof.

          (c The giving of notice by Agent to Borrower of the increase in the Maximum Credit as provided herein shall not be deemed a waiver of any Event of Default which may exist or have occurred on or before the date of such notice or of any of Agent's or Lender's rights or remedies with respect thereto. Agent shall not be required to give such notice to Borrower of the increase in the Maximum Credit unless in the determination of Agent, each of the conditions set forth above are satisfied. As of the effective date of any such increase in the Maximum Credit, each reference to the term Maximum Credit herein and in any of the other Financing Agreements shall be deemed amended to mean the amount of the Maximum Credit specified in the most recent notice from Agent to Borrower of the increase in the Maximum Credit.

SECTION 3.   INTEREST AND FEES
             -----------------

     3.1  Interest.
          --------

          (a   Borrower shall pay to Agent, for the benefit of Lender, interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

          (b   Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, as of such date each of the following conditions is satisfied as
--------  ----
determined by Lender: (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) Borrower shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans,
(iii) no more than five (5) Interest Periods may be in effect at any one time,
(v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof,
(iv) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to ninety-five (95%) percent of the lowest principal amount of the Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Agent (but with no obligation of Agent and Lender to make such Loans) and (vii) Agent shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent, Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

          (c   Any Eurodollar Rate Loans shall automatically convert to Prime
Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Borrower, convert to Prime Rate Loans in the event that (i) this Agreement shall terminate, or (ii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the Loans then available to Borrower under Section 2 hereof. Borrower shall pay to Agent, for the benefit of Lender, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate Agent, Lender, the Reference Bank or any Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing prior to the end of the applicable Interest Period.

          (d   Interest shall be payable by Borrower to Agent monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Agent exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

    3.2  Changes in Laws and Increased Costs of Loans.
         --------------------------------------------

          (a   Notwithstanding anything to the contrary contained herein, all
Eurodollar Rate Loans shall, upon notice by Agent to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any Participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Agent to be material, or (C) reduce the amounts received or receivable by Agent for the benefit of Lender in respect thereof, by an amount deemed by Agent to be material or (ii) the cost to Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Agent to be material. Borrower shall pay to Agent, for the benefit of Lender, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Agent setting forth the basis for the determination of such amount necessary to compensate Agent as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

          (b   If any payments or prepayments in respect of the Eurodollar Rate
Loans are received by Agent other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Agent upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any Participant for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

    3.3  Fees.  Borrower agrees to pay to Agent, for itself and the benefit of
         ----
Lender, the fees and the amounts set forth in the Fee Letter in the amounts and at the times specified therein.

    3.4  Unused Line Fee.  Borrower shall pay to Agent, for itself and the
         ---------------
benefit of Lender, monthly an unused line fee at a rate equal to three-eighths (3/8%) percent calculated upon the amount by which the Reference Amount (as hereinafter defined) exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears. For purposes hereof, the term "Reference Amount" shall mean (a) unless and until the increase in the Maximum Credit pursuant to Section 2.4 hereof: (i) $30,000,000 for the period commencing on December 1 of each calendar year through and including May 31 of the immediately following calendar year, (ii) $50,000,000 for the period commencing on the date hereof through and including November 30, 2000 and (iii) $60,000,000 for the period commencing on June 1 of each calendar year after June 1, 2000 through and including November 30 of each such calendar year and (b) on and after the increase in the Maximum Credit pursuant to Section 2.4 hereof: (i) $50,000,000 for the period commencing on December 1 of each calendar year through and including May 31 of the immediately following calendar year, (ii) $80,000,000 for the period commencing on the date hereof through and including November 30, 2000, and (iii) $110,000,000 for the period commencing on June 1 of each calendar year after June 1, 2000 through and including November 30 of each such calendar year.


SECTION 4.  CONDITIONS PRECEDENT
            --------------------

    4.1  Conditions Precedent to Initial Loans and Letter of Credit
         ----------------------------------------------------------
Accommodations. Each of the following is a condition precedent to Lender (or
--------------
Agent on behalf of Lender) making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

          (a   Agent shall have received evidence, in form and substance
satisfactory to Agent, that Agent has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

          (b Agent shall have received and reviewed UCC, tax lien and judgment search results for all jurisdictions in which assets of Borrower and Obligors are located or as Agent may otherwise agree, which search results shall be in form and substance satisfactory to Agent;

          (c   all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or governmental authorities;

          (d   no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Agent's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent to enforce the Obligations or realize upon the Collateral;

          (e   Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of Loans available to Borrower including, without limitation, current perpetual inventory records and/or roll-forwards of Inventory through the date of closing, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral, the results of which shall be satisfactory to Agent, not more than three (3) Business Days prior to the date hereof;

          (f   Agent shall have received, in form and substance satisfactory to
Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreement by lessors (other than from lessors of retail store locations), mortgagees and warehousemen;

          (g   Borrower shall have established the Blocked Accounts and Agent shall have received, in form and substance satisfactory to Agent, all agreements with the depository banks and Borrower with respect to such Blocked Accounts as Agent may require pursuant to Section 6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrower;

          (h   Agent shall have received, in form and substance satisfactory to
Agent, letters from Borrower to the banks at which Borrower maintains deposit accounts for the initial receipt of cash, checks and other items from Borrower's retail store locations directly such banks to transfer all immediately available funds deposited in such bank only to the Blocked Accounts as required pursuant to Section 6.3 hereof or as otherwise directed by Agent, as duly authorized, executed and delivered by Borrower;

          (i   Agent shall have received Credit Card Acknowledgments with respect to arrangements of Borrower with Credit Card Issuers and Credit Card Processors, in each case, duly authorized, executed and delivered by the Credit Card Issuers and Credit Card Processors;

          (j   the Excess Availability as determined by Agent, as of the date hereof, shall be not less than $7,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

          (k   Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent and as loss payee;

          (l Agent shall have received, in form and substance satisfactory to Agent, the consent and agreement of the CIT Group/Business Credit, Inc. to the Merger;

          (m   Agent shall have received, in form and substance satisfactory to
Agent, the opinion letter of counsel(s) to Borrower with respect to the Financing Agreements and the security interests and liens of Agent with respect to the Collateral and such other matters as Agent may request;

          (n   the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent.

      4.2  Conditions Precedent to All Loans and Letter of Credit
           ------------------------------------------------------
Accommodations.  Each of the following is an additional condition precedent to
--------------
Lender (or Agent on behalf of Lender) making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

          (a   all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto;

          (b   no law, regulation, order, judgment or decree of any Governmental
Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or
(ii) has or would reasonably be expected to have a Material Adverse Effect; and

          (c   no Event of Default and no act, condition or event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.   SECURITY INTEREST
             -----------------

    5.1 To secure payment and performance of all Obligations, Borrower hereby grants to Agent, for itself and the benefit of Lender, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the benefit of Lender, in each case, as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent, collectively, the "Collateral") :

          (a   Accounts;

          (b   all present and future contract rights, general intangibles
(including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, data bases, domain names, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts, letters of credit, bankers' acceptances and guaranties;

          (c   all present and future monies, securities and other investment property, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Agent, Lender or its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

          (d   Inventory;

          (e   Equipment (except as otherwise provided below);

          (f   Records;

          (g   all products and proceeds of the foregoing, in any form,
including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

    5.2 Notwithstanding anything to the contrary contained in Section 5.1 above, the types or items of Collateral described in such Section shall not include any Equipment which is, or at the time of Borrower's acquisition thereof shall be, subject to a purchase money mortgage or other purchase money lien or security interest (including capitalized or finance leases) permitted under
Section 9.8 hereof if: (a) the valid grant of a security interest or lien to Agent in such item of Equipment is prohibited by the terms of the agreement between Borrower and the holder of such purchase money mortgage or other purchase money lien or security interest or under applicable law and such prohibition has not been or is not waived, or the consent of the holder of the purchase money mortgage or other purchase money lien or security interest has not been or is not otherwise obtained, or under applicable law such prohibition cannot be waived and (b) the purchase money mortgage or other purchase money lien or security interest on such item of Equipment is or shall become valid and perfected.

    5.3 Notwithstanding anything to the contrary contained in Section 5.1 above, Borrower will not be required to deliver to Agent any certificate evidencing the interests of Borrower in ZBH; except, that, Borrower shall
                                             ------  ----
deliver such certificate (and take such other action as Agent may request to perfect the security interest of Agent in the interest of Borrower in ZBH) and Agent may, at Agent's option, deliver to ZBH the instructions to register such pledge being delivered by Borrower to Agent concurrently herewith pursuant to the Pledge and Security Agreement, dated of even date herewith, between Borrower and Agent with respect to the interest of Borrower in ZBH and other persons, at any time that an Event of Default, or act, condition or event which with notice, passage of time or both could constitute an Event of Default, shall exist or have occurred and be continuing, to the extent such interest of Borrower in ZBH has not theretofore been subject to a Qualified Sale permitted under this Agreement.


SECTION 6.   COLLECTION AND ADMINISTRATION
             -----------------------------

     6.1  Borrower's Loan Account.  Agent shall maintain one or more loan
          -----------------------
account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

    6.2  Statements.  Agent shall render to Borrower each month a statement
         ----------
setting forth the balance in the Borrower's loan account(s) maintained by Agent for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Agent receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Agent. Until such time as Agent shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent by Borrower.

    6.3  Collection of Accounts.
         ----------------------

          (a   Borrower shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 6.3 hereto and after prior written notice to Agent, subject to
Section 9.16, such other banks as Borrower may hereafter select as are acceptable to Agent. The banks set forth on Schedule 6.3 constitute all of the banks with whom Borrower has deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks to a retail store location of Borrower or otherwise describes the nature of the use of such deposit account by Borrower.

              (i   Borrower shall (and on and after the effectiveness of the
increase in the Maximum Credit under Section 2.4, shall cause Noodle Kidoodle
to) deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, from each retail store location of Borrower on each business day into the deposit accounts of Borrower used solely for such purpose and identified to each retail store location as set forth on Schedule 6.3 or as hereafter specified by Borrower to Agent with respect to each retail store location of Noodle Kidoodle. All such funds deposited into the separate deposit accounts shall be sent by wire transfer no less frequently than twice each week and all other proceeds of Collateral shall be sent by wire transfer, to the Blocked Accounts as provided in Section 6.3(a)(ii) below. Promptly upon Agent's request, at any time and from time to time, Borrower shall (or Agent may on behalf of Borrower) irrevocably authorize and direct in writing, in form and substance satisfactory to Agent, each of the banks into which proceeds from sales of Inventory from each retail store location of Borrower (and on and after the effectiveness of the increase in the Maximum Credit under Section 2.4, each retail store location of Noodle Kidoodle) are at any time deposited as provided above to send all funds deposited in such account by wire transfer on a daily basis to the Blocked Accounts. Such authorization and direction shall not be rescinded, revoked or modified without the prior written consent of Agent.

          (ii   Borrower shall establish and maintain, at its expense, deposit accounts with such banks as are acceptable to Agent (the "Blocked Accounts") into which Borrower shall promptly either cause all amounts on deposit in its deposit accounts used by each retail store location of Borrower (and on and after the effectiveness of the increase in the Maximum Credit under Section 2.4, each retail store location of Noodle Kidoodle) to be sent as provided in Section 6.3(a)(i) above or shall itself deposit or cause to be deposited all proceeds from sales of Inventory, all amounts payable to Borrower (and on and after the effectiveness of the increase in the Maximum Credit under Section 2.4 hereof) from Credit Card Issuers and Credit Card Processors and all other proceeds of Collateral. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Agent, providing that all items received or deposited in the Blocked Accounts are the property of Agent and Lender, that the depository bank has no lien upon, or right of setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Agent, as Agent may from time to time designate for such purpose ("Payment Account"). Subject to the terms and conditions contained herein, Agent shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank account of Borrower as Borrower may specify in writing to Agent until such time as Agent shall notify the depository bank otherwise. Agent will only instruct the depository banks at which the Blocked Accounts are maintained to transfer all funds received or deposited into the Blocked Accounts to the Payment Account at any time that either: (iii) an Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, or (iv) Excess Availability shall be less than the amount equal to ten (10%) percent of the Maximum Credit (as then in effect). Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent, shall be treated as payments to Agent for and on behalf of Lender, in respect of the Obligations and therefore shall constitute the property of Agent to the extent of the then outstanding Obligations.

          (b   For purposes of calculating the amount of the Loans available to
Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Agent in the Payment Account (the "Collection Period") provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. To the extent that payments and other funds are not being sent to the Payment Account as provided for in Section 6.3(a)(ii) above, Agent shall be entitled to charge Borrower an administrative fee equivalent to the interest Agent would have received for the Collection Period in accordance with the customary practices of Agent if such payments and other funds were being sent to the Payment Account.

          (c   Borrower and all of its Subsidiaries, shareholders, directors, employees, agents and other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts, any other forms of store receipts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent, provided, that, if at any time the Excess
                             --------  ----
Availability shall be less than $3,000,000, Borrower shall promptly upon Agent's request cause the portion thereof representing sales and/or use taxes payable in connection with such sales or otherwise to be deposited into a separate bank account or accounts established for such purpose. In no event shall any such cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts or other payments be commingled with Borrower's own funds. Borrower agrees to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Agent for such amounts pursuant to this
Section 6.3 shall survive the termination or non-renewal of this Agreement.

     6.4  Payments.  All Obligations shall be payable to the Payment Account as
          --------
provided in Section 6.3 or such other place as Agent may designate from time to time. Agent may apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Agent determines. At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Agent, for the benefit of Lender, on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent. Borrower shall be liable to pay to Agent, for the benefit of Lender, and does hereby indemnify and hold Agent and Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Agent in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     6.5  Authorization to Make Loans.  Agent is authorized to make the Loans
          ---------------------------
and provide the Letter of Credit Accommodations, for the account and risk of Lender, based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations.
All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

    6.6  Use of Proceeds.  The Loans or Letter of Credit Accommodations provided
         ---------------
by Agent to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof (including, but not limited to, the expenses of opening additional retail store locations). In no event shall any proceeds of Loans or Letter of Credit Accommodations be used to make any payments to shareholders in connection with the Merger (but proceeds may be used to pay costs and expenses incurred in connection therewith). None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

     6.7  Sharing of Payments, Etc.  Borrower agrees that, in addition to (and
          ------------------------
without limitation of) any right of setoff, banker's lien or counterclaim Agent or Lender may otherwise have, Lender shall be entitled, at its option (but subject, as among Agent and Lender, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to Lender or any other amount payable to Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent thereof; provided, that, Lender's failure to give such notice shall not affect
         --------  ----
the validity thereof.

     6.8  Settlement Procedures.  In order to administer the Loans and Letter of
          ---------------------
Credit Accommodations in an efficient manner and to minimize the transfer of funds between Agent and Lender, Agent shall, subject to the terms of this
Section 6.8, make available, on behalf of Lender, the full amount of the Loans requested or charged to Borrower's loan account(s) or otherwise to be advanced by Lender pursuant to the terms hereof, without any requirement of prior notice to Lender of the proposed Loans. Agent and Lender shall settle between them at such times and in such manner as Agent and Lender may agree. The obligation of Lender to transfer funds to Agent and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. In lieu of settlements, Agent may at any time require Lender to provide Agent with immediately available funds for each Loan, prior to Agent's disbursement of such Loan to Borrower.


SECTION 7.   COLLATERAL REPORTING AND COVENANTS
             ----------------------------------

     7.1  Collateral Reporting.  Borrower shall provide Agent with the following
          --------------------
documents in a form satisfactory to Agent: (a) as soon as possible after the end of each week, upon Agent's request, a weekly summary inventory report; (b) as soon as possible after the end of each month (but in any event within fifteen
(15) days after the end thereof) on a monthly basis or more frequently as Agent may request, (i) perpetual inventory reports, (ii) inventory reports by category and location (including in-transit inventory), (iii) agings of accounts payable (and including information indicating the status of payments to owners and lessors of the leased premises of Borrower and Noodle Kidoodle and to off-site storage facilities, warehouses and processors used by Borrower and Noodle Kidoodle), (iv) a reconciliation of the perpetual inventory report to the general ledger of Borrower and the roll-forward, (v) reports of the Cost and Retail Value of the Inventory (net of markdowns) and (vi) in the event there is any consigned Inventory, reports of amounts of consigned Inventory held by Borrower by category and consignor; (vii) reports by retail store location of sales and operating profits for each such retail store location; (c) upon Agent's request, (i) reports of sales for each category of Inventory, (ii reports on sales and use tax collections, deposits and payments, including monthly sales and use tax accruals, (iii) reports of aggregate Inventory purchases (including all costs related thereto, such as freight, duty and taxes) and identifying items of Inventory in transit to Borrower related to the applicable documentary letter of credit and/or bill of lading number, (iv) copies of remittance advices and reports, and copies of deposit slips and bank statements, (v) copies of shipping and delivery documents, and (vi) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower; and (d) upon Agent's request, the monthly statements received by Borrower from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be sufficient to enable Agent to monitor the transactions pursuant to the Credit Card Agreements; and (e) such other reports as to the Collateral as Agent shall request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     7.2  Accounts Covenants.
          ------------------

          (a   No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card Processor except in the ordinary course of Borrower's business in accordance with the current practices of

Borrower as in effect on the date hereof. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor, Credit Card Issuer, Credit Card Processor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances.

          (b   Borrower shall notify Agent promptly of:  (i) any notice of a material default by Borrower under any of the Credit Card Agreements or of any default which might result in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to Borrower, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to Borrower from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and (iii) the failure of Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which might result in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to Borrower.

          (c   With respect to each Account:  (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete, (ii) no payments shall be made thereon except payments delivered to Agent, for the benefit of Lender, pursuant to the terms of this Agreement,
(iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card Processor, except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Agent and (iv) none of the transactions giving rise thereto will violate any applicable State or Federal Laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

          (d   Agent may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors, Credit Card Issuers and Credit Card Processors that the Accounts have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all account debtors, Credit Card Issuers and Credit Card Processors to make payments of Accounts directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Agent shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any account debtor, Credit Card Issuer or Credit Card Processor shall state that the Accounts due from such account debtor, Credit Card Issuer or Credit Card Processor and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrower shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.

          (e   Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

          (f   Borrower shall deliver or cause to be delivered to Agent, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Agent may otherwise agree.

    7.3  Inventory Covenants.  With respect to the Inventory: (a) Borrower shall
         -------------------
at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's (and Noodle Kidoodle's Cost) therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Agent may request on or after an Event of Default, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Agent's request, Borrower shall, at its expense, no more than four (4) times in any twelve (12) month period (provided that, one of such appraisals as specified by Agent may be "desk
        -------- ----
top" appraisal), but at any time or times as Agent may request at Agent's expense, or at any time or times as Agent may request at Borrower's expense on or after an Event of Default, deliver or cause to be delivered to Agent written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely; (e) upon Agent's request, Borrower shall, at its expense, conduct through Washington Inventory Services, Inc., RGIS Inventory Specialists, Inc. or another inventory counting service acceptable to Agent, a physical count of the Inventory at each retail store location or other location of such Inventory in form, scope and methodology acceptable to Agent no less than one time in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, the results of which shall be reported directly by such inventory counting service to Agent and Borrower shall promptly deliver confirmation in a form satisfactory to Agent that appropriate adjustments have been made to the inventory records of Borrower to reconcile the inventory count to Borrower's inventory records; (f) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the

Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (g) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory except for the right of return given to retail customers of Borrower in the ordinary course of the business of Borrower in accordance with the then current return policy of Borrower; (i) Borrower shall keep the Inventory in good and marketable condition; (j) Borrower shall not acquire or accept any Inventory on consignment or approval, except to the extent such Inventory is reported to Agent in accordance with the terms hereof; and (k) on and after the date hereof, Noodle Kidoodle shall not purchase any Inventory and all Inventory will only be purchased by Borrower.

     7.4  Power of Attorney.  Borrower hereby irrevocably designates and
          -----------------
appoints Agent (and all persons designated by Agent) as Borrower's true and lawful attorney-in-fact, and authorizes Agent, in Borrower's or Agent's name, to: (a) at any time an Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, and open and dispose of all mail addressed to Borrower, and (ix) do all acts and things which are necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited,
(iii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Agent's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in Borrower's name and file any UCC financing statements or amendments thereto. Borrower hereby releases Agent and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     7.5  Right to Cure.  Agent may, at its option, (a) cure any default by
          -------------
Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lender with respect thereto. Agent may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     7.6  Access to Premises.  From time to time as requested by Agent, at the
          ------------------
cost and expense of Borrower, (a) Agent or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records, and (b) Borrower shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and (c) Agent or its designees may use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.


SECTION 8.   REPRESENTATIONS AND WARRANTIES
             ------------------------------

     Borrower hereby represents and warrants to Agent and Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrower:

     8.1  Corporate Existence, Power and Authority; Subsidiaries.  Borrower is a
          ------------------------------------------------------
corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary where the failure to so qualify would have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's articles of incorporation or by-laws, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any Subsidiaries except as set forth on the Information Certificate.

     8.2  Financial Statements; No Material Adverse Change.  All financial
          ------------------------------------------------
statements relating to Borrower delivered by Borrower to Agent have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein (subject, as to interim statements, to normal year-end adjustments and the absence of footnotes). Except as disclosed in any interim financial statements furnished by Borrower to Agent prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Agent prior to the date of this Agreement.

     8.3  Chief Executive Office; Collateral Locations.  The chief executive
          --------------------------------------------
office of Borrower and Borrower's Records concerning Accounts and Inventory are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

     8.4  Priority of Liens; Title to Properties.  The security interests and
          --------------------------------------
liens granted to Agent, for itself and the benefit of Lender, under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent, for the benefit of Lender, and such others as are specifically listed on
Schedule 8.4 hereto or permitted under Section 9.8 hereof.

     8.5  Tax Returns.  Borrower has filed, or caused to be filed, in a timely
          -----------
manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Agent) where the failure to file would have a Material Adverse Effect. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all material taxes due and payable or claimed due and payable in any assessment received by it, and has collected, deposited and remitted in accordance with all applicable laws all sales and/or use taxes applicable to the conduct of its business, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed. Borrower has collected and deposited in a separate bank account or remitted to the appropriate tax authority all sales and/or use taxes applicable to its business required to be collected under the laws of the United States and each possession or territory thereof, and each State or political subdivision thereof, including any State in which Borrower owns any Inventory or owns or leases any other property.

     8.6  Litigation.  Except as set forth on the Information Certificate, there
          ----------
is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would have a Material Adverse Effect.

     8.7  Compliance with Other Agreements and Applicable Laws.
          ----------------------------------------------------

          (a) Borrower is not in default in any respect under, or in violation in any respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound where which default or violation would have a Material Adverse Effect. Borrower is in compliance in all respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to its business, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State and local states, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder) where the failure to comply would have a Material Adverse Effect.

          (b) Borrower has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business. Schedule 8.7 hereto sets forth all material permits, licenses, approvals, consents, certificates, orders or authorizations (the "Permits") issued to or held by Borrower as of the date hereof by any Federal, State or local Governmental Authority and any applications pending by Borrower with such Federal, State or local governmental agency. The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for Borrower to own and operate its business as presently conducted or proposed to be conducted where the failure to have such Permits would have a Material Adverse Effect. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or, to the best of Borrower's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

    8.8  Environmental Compliance.
         ------------------------

          (a) Except as set forth on Schedule 8.8 hereto, Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law in any material respect or any license, permit, certificate, approval or similar authorization issued to Borrower thereunder and the operations of Borrower comply in all material respects with all applicable Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

          (b) Except as set forth on Schedule 8.8 hereto, there is no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any applicable Environmental Law by Borrower nor has there been any release, spill or discharge, overtly threatened or actual, of any Hazardous Material on any properties of Borrower, or to the best of Borrower's knowledge, releases, spills or discharges from any properties at which Borrower has transported, stored or disposed of any Hazardous Materials which would have a Material Adverse Effect.

          (c) Except as set forth in Schedule 8.8 hereto, Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

          (d) Borrower has all licenses, certificates, approvals or similar authorizations and other Permits required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations are valid and in full force and effect in each case where the failure to obtain or maintain such licenses, certificates, approvals or similar authorizations and other Permits would have a Material Adverse Effect.

    8.9  Credit Card Agreements.  Set forth in Schedule 8.9 hereto is a correct
         ----------------------
and complete list of (a) all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among Borrower, any of its Affiliates, the Credit Card Issuers, the Credit Card Processors and any of their affiliates, (b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of the Credit Card Agreements, (c) all other fees and charges payable by Borrower under or in connection with the Credit Card Agreements and (d) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Accounts of Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom Borrower has entered into one of the Credit Card Agreements set forth on Schedule 8.9 hereto or with whom Borrower has entered into a Credit Card Agreement in accordance with
Section 9.13 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of Borrower and to the best of Borrower's knowledge, the other parties thereto, enforceable in accordance with their respective terms and is in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred. Borrower and the other parties thereto have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for Borrower to be entitled to receive all payments thereunder.

    8.10  Employee Benefits.
          -----------------

          (a) Borrower has not engaged in any transaction in connection with which Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to ERISA or a tax imposed the Code, including any accumulated funding deficiency described in Section 8.10(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.

          (b) No material liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrower to be incurred with respect to any employee benefit plan of Borrower or any of its ERISA Affiliates. There has been no reportable event (within the meaning of ERISA) or any other event or condition with respect to any employee benefit plan of Borrower or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

          (c) Full payment has been made of all amounts which Borrower or any of its ERISA Affiliates is required under ERISA and the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no material accumulated funding deficiency (as defined in ERISA and the Code), whether or not waived, exists with respect to any employee pension benefit plan, including any penalty or tax described in Section 8.10(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.

          (d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by Borrower that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.10(a) hereof and any accumulated funding deficiency described in Section 8.10(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

          (e) Neither Borrower nor any of its ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in ERISA) that is subject to Title IV of ERISA.

    8.11  Bank Accounts.  All of the deposit accounts, investment accounts or
          -------------
other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 6.3 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.16 below.

    8.12 Solvency.  Borrower is solvent and will continue to be solvent after
         --------
the creation of the Obligations, the security interests of Lender and the other transactions contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of Borrower at a fair valuation and at their present fair salable value are, and will be, greater than the Indebtedness of Borrower, including subordinated and contingent liabilities computed at the amount which, to the best of Borrower's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

    8.13  Accuracy and Completeness of Information.  All information furnished
          ----------------------------------------
by or on behalf of Borrower in writing to Agent or Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading.

     8.14  Survival of Warranties; Cumulative.  All representations and
           ----------------------------------
warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lender regardless of any investigation made or information possessed by Agent and Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Agent and Lender.


SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS
             ----------------------------------

     9.1  Maintenance of Existence.  Borrower shall at all times preserve, renew
          ------------------------
and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all Permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Agent thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Agent a copy of the amendment to the articles of incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

     9.2  New Collateral Locations.  Borrower may open any new location within
          ------------------------
the continental United States provided Borrower (a) gives Agent thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

     9.3  Compliance with Laws, Regulations, Etc.  Borrower shall at all times
          ---------------------------------------
comply in all material respects with all applicable provisions of laws, rules, regulations, licenses, approvals, orders and other Permits and duly observe all material requirements, of any foreign, Federal, State or local Governmental Authority, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, the Code, the Fair Labor Standards Act of 1938, as amended, and the rules and regulations thereunder, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State and local statutes, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder) and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all Environmental Laws.

     9.4  Payment of Taxes and Claims.  Borrower shall duly pay and discharge
          ---------------------------
all material taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Agent and Lender harmless with respect to the foregoing, and to repay to Agent and Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be
                              --------  ----
construed to require Borrower to pay any income or franchise taxes attributable to the income of Agent or Lender from any amounts charged or paid hereunder to Agent or Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.5  Insurance.  Borrower shall, at all times, maintain with financially
          ---------
sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Agent as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Agent as Agent shall require as proof of such insurance, and, if Borrower fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent, for the benefit of Lender, as its interests may appear and further specify that Agent shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or hold such proceeds as cash collateral for the Obligations, except, that, notwithstanding
                                                 ------  ----
anything to the contrary contained herein, in the event that any of the Collateral shall be lost or physically damaged or destroyed, upon the written request of Borrower, Agent shall release the net cash proceeds from insurance received by Agent pursuant to this Section 9.5 to Borrower as a result of such loss, damage or destruction provided, that, all of the following conditions are
                            --------  ----
satisfied: (a) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (b) the amount of the insurance proceeds are sufficient, in Agent's determination, to effect such repair, refurbishing or replacement in a satisfactory manner, (c) such proceeds shall be used first to repair, refurbish or replace the Collateral so lost, damaged or destroyed (free and clear of any security interests, liens, claims or encumbrances), (d) the insurance carrier shall have waived any right of subrogation against Borrower under its policy, and (e) the casualty resulted in a payment of $500,000 in insurance proceeds or less.

     9.6  Financial Statements and Other Information.
          ------------------------------------------

          (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to
Agent: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and, if Borrower has any Subsidiaries, unaudited consolidating financial statements of Borrower and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Agent, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.

          (b)  Borrower shall promptly notify Agent in writing of the details of
(i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or act, condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

          (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

          (d) Borrower shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Agent may, from time to time, reasonably request. Agent and Lender are hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Agent such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent one (1) year after the same are delivered to Agent, except as otherwise designated by Borrower to Agent in writing.

    9.7  Sale of Assets, Consolidation, Merger, Dissolution, Etc.  Borrower
         --------------------------------------------------------
shall not, directly or indirectly:

          (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except, that,
                                                               ------  ----

              (i) any Guarantor or ZBH may merge with and into or consolidate with Borrower or any Guarantor, provided, that, each of the following conditions
                                --------  ----
is satisfied as determined by Agent: (A) Agent shall have received not less than twenty (20) Business Days prior written notice of the intention of Borrower to so merge or consolidate and such information with respect thereto as Agent may request, (B) as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (C) promptly upon Agent's request, Borrower shall furnish, or cause to be furnished to Agent, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger or consolidation as filed with each appropriate Secretary of State, (D) promptly upon Agent's request, the surviving entity shall immediately upon the effectiveness of the merger or consolidation expressly confirm in writing pursuant to an agreement, in form and substance satisfactory to Agent, its continuing liability in respect of the Obligations and Financing Agreements and execute and deliver such other agreements, documents and instruments as Agent may request in connection therewith, (E) any Obligor shall, promptly upon Agent's request, ratify and confirm, in form and substance satisfactory to Agent, that its guarantee of the Obligations shall apply to the Obligations as assumed by such surviving entity, (F) in any merger or consolidation with Borrower, at its option, Agent shall have conducted a field examination with respect to the Person, its assets and its business with whom Borrower is merging or consolidating, and so long as the results thereof are satisfactory, Inventory acquired by Borrower pursuant to such merger or consolidation may be considered Eligible Inventory, subject to the terms and conditions contained herein and such Availability Reserves and criteria with respect to the eligibility thereof as Agent may establish, and (G) in any merger or consolidation with Borrower, Borrower shall be the surviving entity of any such merger, and

              (ii) any Guarantor or ZBH may merge with and into any other Person, provided, that, each of the following conditions is satisfied as
        --------  ----
determined by Agent: (A) Agent shall have received not less than twenty (20) Business Days prior written notice of the intention of any of such parties to so merge or consolidate and such information with respect thereto as Agent may request, (B) as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (C) promptly upon Agent's request, Borrower shall furnish, or cause to be furnished to Agent, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger or consolidation as filed with each appropriate Secretary of State, (D) promptly upon Agent's requests, the surviving entity shall immediately upon the effectiveness of the merger or consolidation expressly confirm in writing pursuant to an agreement, in form and substance satisfactory to Agent, its continuing liability in respect of the Obligations and Financing Agreements and execute and deliver such other agreements, documents and instruments as Agent may request in connection therewith, (E) any Obligor shall, promptly upon Agent's request, ratify and confirm, in form and substance satisfactory to Agent, that its guarantee of the Obligations shall apply to the Obligations as assumed by such surviving entity,
(F) Guarantor or ZBH, as the case may be, shall be the surviving entity, (G) in no event shall the total amount of all payments by Borrower in connection with such merger or consolidation (whether as consideration for the merger or consolidation or otherwise), together with capital contributions, loans or other payments by Borrower permitted under Section 9.10(d) hereof, exceed $1,500,000,
(H) as of the date of any such payment, the daily average of the Excess

Availability for the immediately preceding thirty (30) consecutive day period shall be not less than $7,500,000, and as of the date of any such capital contribution, loan or other payment and after giving effect thereto, the Excess Availability shall be not less than $5,000,000, and (I) Borrower shall not become obligated with respect to any obligations or Indebtedness, nor shall any of its property become subject to any security interest, lien, claim or other encumbrance, pursuant to such merger or consolidation, or

          (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or indebtedness to any other Person or any of its assets to any other Person, except for:
              ------ ---

              (i) sales of Inventory in the ordinary course of business;

              (ii) sales of Equipment and fixtures (other than sales permitted pursuant to Section 9.7(b)(iii) and Section 9.7(b)(iv) below), in the ordinary course of the business of Borrower; provided, that, as to each and all such
                                    --------  ----
sales, each of the following conditions is satisfied: (A) the consideration received in connection with any such sale or disposition shall be at least equal to the fair market value of such assets, (B) the fair market value of any such assets so sold by Borrower in a single transaction or series of related transactions shall not exceed $500,000 in any one case or $1,000,000 in the aggregate for all such assets so sold by Borrower in any fiscal year, (C) any and all net cash proceeds payable or delivered to Borrower from such sales shall be used to repay any Indebtedness which is secured by a purchase money security interest or other security interest on the asset so sold or otherwise disposed of and any remaining proceeds shall be either: (1) paid or delivered, or caused to be paid or delivered, to Agent either, at Agent's option, for application to the Obligations or to be held by Agent as cash collateral for the Obligations on terms and conditions acceptable to Agent or (2) used to purchase assets to be used in the ordinary course of the business of Borrower to replace the assets sold or otherwise disposed of by Borrower within ten (10) Business Days after the receipt of such proceeds by Borrower, which replacements shall have a fair market value in the aggregate of not less than the fair market value of the assets being replaced, (D) Agent shall have received not less than ten (10) Business Days prior written notice of any such sale or other disposition of assets having a fair market value in excess of $50,000, which notice shall set forth in reasonable detail satisfactory to Agent, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Agent may request and (E) as of the date of such sale and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time would constitute an Event of Default shall exist or have occurred and be continuing;

              (iii) the disposition of worn-out or obsolete Equipment so long as
(A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Agent, for the benefit of Lender, and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $500,000 for all such Equipment disposed of in any fiscal year of Borrower;

              (iv) sales or other dispositions by Borrower of assets in connection with the closing or sale of a retail store location of Borrower in the ordinary course of Borrower's business which consist of leasehold interests in the premises of such store, the Equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such store; provided, that, as to each and all such sales, (A)
                              --------  ----
on the date of, and after giving effect to, any such sale, in any calendar year, Borrower shall not have closed or sold retail store locations accounting for more than ten (10%) percent of all sales of Borrower in the immediately preceding twelve (12) month period, (B) Agent shall have received not less than ten (10) Business Days prior written notice of such sale, which notice shall set forth in reasonable detail satisfactory to Agent, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Agent may request, (C) as of the date of such sale or other disposition and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time would constitute an Event of Default, shall exist or have occurred, (D) such sale shall be on commercially reasonable prices and terms in a bona fide arm's length
                                              ---- ----
transaction, and (E) any and all net proceeds payable or delivered to Borrower in respect of such sale or other disposition shall be paid or delivered, or caused to be paid or delivered, to Agent, for the benefit of Lender, in accordance with the terms of this Agreement either, at Agent's option, for application to the Obligations in accordance with the terms hereof (except to the extent such proceeds reflect payment in respect of Indebtedness secured by a properly perfected first priority security interest in the assets sold, in which case, such proceeds shall be applied to such indebtedness secured thereby) or to be held by Agent as cash collateral for the Obligations on terms and conditions acceptable to Agent;

              (v) the issuance and sale by Borrower of Capital Stock of Borrower after the date hereof; provided, that, (A) Agent shall have received not less
                       --------  ----
than ten (10) Business Days prior written notice of such issuance and sale by Borrower, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Borrower from such sale, (B) Borrower shall not be required to pay any dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrower to request or receive Loans or Letter of Credit Accommodations or to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrower with Agent and Lender or are more restrictive or burdensome to Borrower than the terms of any Capital Stock in effect on the date hereof, and (D) as of the date of such issuance and sale and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

              (vi) the sale of membership interests of Borrower in ZBH pursuant to a Qualified Sale;

          (c) form or acquire any Subsidiaries, except, that, Borrower may form
                                                ------  ----
or acquire Subsidiaries after the date hereof; provided, that, each of the
                                               --------  ----
following conditions is satisfied, as determined by Agent: (i) promptly upon such formation or acquisition, Borrower shall cause any such Subsidiary to execute and deliver to Agent, in form and substance satisfactory to Agent:

(A) an absolute and unconditional guarantee of payment of all of the Obligations, (B) a general security agreement granting to Agent, for itself and the benefit of Lender, a first and only security interest in and lien upon all of the assets and properties of such Subsidiary, (C) related Uniform Commercial Code financing statements, and (D) such other agreements, documents and instruments as Agent may reasonably require, (ii) promptly upon Agent's request, borrower shall deliver the original stock certificates evidencing such shares of Capital Stock, together with stock powers with respect thereto duly executed in blank, (iii) the amount of the investment by Borrower in the Capital Stock of such Subsidiary and any other amounts paid by Borrower to or for the formation or acquisition of such Subsidiary shall not exceed the amounts permitted under
Section 9.10 hereof and (iv) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred;

          (d) wind up, liquidate or dissolve; or

          (e) agree to do any of the foregoing.

     9.8  Encumbrances.  Borrower shall not create, incur, assume or suffer to
          ------------
exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except:
                            ------

          (a) liens and security interests of Agent, for itself and the benefit of Lender;

          (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books;

          (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

          (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

          (e) purchase money security interests in Equipment (including capital leases) and fixtures, and purchase money mortgages on real estate, or other security interests in equipment and fixtures, arising after the date hereof to secure Indebtedness permitted under Sections 9.9(b), and 9.9(c) hereof, in each case, so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired or otherwise subject to such security interest, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired or otherwise subject to such security interest, as the case may be;

          (f) liens or rights of setoff or credit balances of Borrower with Credit Card Issuers, but not liens on or rights of setoff against any other property or assets of Borrower pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of Borrower to the Credit Card Issuers as a result of fees and chargebacks;

          (g) deposits of cash with the owner or lessor of premises leased and operated by Borrower in the ordinary course of the business of Borrower to secure the performance by Borrower of its obligations under the terms of the lease for such premises; and

          (h) the liens and security interests set forth on Schedule 8.4 hereto.

    9.9  Indebtedness.  Borrower shall not incur, create, assume, become or be
         ------------
liable in any manner with respect to, or permit to exist, any Indebtedness, except:

          (a)  the Obligations;

          (b) purchase money Indebtedness of Borrower (including capital leases) to the extent not secured by liens (including capital leases) in violation of any other provision of this Agreement, provided, that, the
                                                    --------  ----
aggregate amount of such Indebtedness incurred after the date hereof, together with Indebtedness of Borrower permitted under Section 9.9(c) below, shall not exceed $5,000,000 in the aggregate for any fiscal year of Borrower, except,
                                                                    ------
that, to the extent Borrower may incur Indebtedness under this Section 9.9(b)
----
and Section 9.9(c) in the aggregate in any one fiscal year, commencing with the fiscal year of Borrower ending on the Saturday closest to January 31, 2001 in amounts less than $5,000,000, Borrower may incur additional amounts of Indebtedness under this Section 9.9(b) and Section 9.9(d) in the aggregate in any of the following fiscal years in amounts up to the difference between $5,000,000 and the actual amount of such Indebtedness under Section 9.9(c) and this Section 9.9(b) incurred in such prior fiscal years (but in no event shall such Indebtedness incurred under Section 9.9(c) and this Section 9.9(b) in the aggregate in any one fiscal year exceed $7,500,000);

          (c) Indebtedness of Borrower arising after the date hereof in connection with loans by a financial institution to Borrower based on the value of, and secured only by a security interest in, Equipment or fixtures of Borrower acquired after the date hereof, provided, that:
                                         --------  ----

              (i) as to any such Indebtedness, (A) Agent shall have received not less than ten (10) Business Days prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent, the amount of such Indebtedness, the person to whom such indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Agent may request, (B) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (C) such Indebtedness shall be incurred by Borrower at commercially reasonable rates and terms in a bona fide arm's length transaction, (D) such
                                ---- ----
indebtedness shall not at any time include terms and conditions which in any manner adversely affect Agent or any rights of Agent as determined in good faith by Agent or which are more restrictive or burdensome than the terms or conditions of any other Indebtedness of Borrower (taken as a whole) as in effect on the date hereof, (E) Borrower shall cause the person to whom such indebtedness is owed to remit all of the proceeds of the loans giving rise to such Indebtedness directly to Agent for application to the Obligations in such order and manner as Agent shall determine, (F) such indebtedness shall only be secured by Equipment or fixtures to the extent the security interest therein is permitted under Section 9.8 hereof, (G) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, (H) the aggregate amount of such Indebtedness incurred after the date hereof, together with Indebtedness of Borrower permitted under Section 9.9(b) above, shall not exceed $5,000,000 in the aggregate for any fiscal year of Borrower, except, that, to the extent
                                               ------  ----
Borrower may incur Indebtedness under Section 9.9(b) and this Section 9.9(c) in the aggregate in any one fiscal year, commencing with the fiscal year of Borrower ending on the Saturday closest to January 31, 2001, in amounts less than $5,000,000, Borrower may incur additional amounts of Indebtedness under
Section 9.9(b) and this Section 9.9(c) in the aggregate in any of the following fiscal years in amounts up to the difference between $2,500,000 and the actual amount of such Indebtedness under Section 9.9(b) and this Section 9.9(c) incurred in such prior fiscal years (but in no event shall such Indebtedness incurred under Section 9.9(b) and this Section 9.9(c) in the aggregate in any one fiscal year exceed $7,500,000), (I) Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness,
(J) Borrower shall not, directly or indirectly, (1) amend, modify, alter or change the terms of the agreements with respect to such Indebtedness or (2) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (K) Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be; and

              (ii) so long as each of the conditions set forth in Section 9.9(c)(i) above are satisfied, as determined by Agent in good faith, to the extent required by the financial institution making such loans, Agent shall, upon Borrower's request and at Borrower's expense, execute and deliver to Borrower a UCC partial release, in form and substance satisfactory to Agent, with respect to the Equipment or fixtures which constitute collateral for such Indebtedness;

          (d) unsecured Indebtedness of Borrower to Children's Products, Inc. evidenced by or arising under the Loan Agreement, dated January 13, 1999, between Borrower, as borrower and Children's Product Inc., as lender, provided,
                                                                      --------
that,
----

              (i) such Indebtedness of Borrower is subject and subordinate in right of payment to the right of Agent and Lender to receive the prior final payment and satisfaction in full of all of the Obligations,

              (ii) Borrower shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, except, that,
                                                                ------  ----
Borrower may make regularly scheduled payments of interest each quarter when due in accordance with the terms of the Loan Agreement referred to above as in effect on the date hereof, provided, that, as to each such payment, each of the
                           --------  ----
following conditions is satisfied as determined by Agent: (A) as of the date of any such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and (B) all proceeds of such payments shall only be used by Children's Products, Inc. to promptly make further loans to Borrower under the terms of the Loan Agreement referred to above, except to the extent otherwise permitted under the Intellectual Property
       ------
Licensor Agreement by and among Borrower, Lender, Children's Product Inc. and Children's Development, Inc.,

              (iii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any agreement, document or instrument related thereto, except that Borrower may, after prior
                                        ------ ----
written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

              (iv) Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness (other than requests for borrowings) either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

          (e) Indebtedness existing as of the date hereof (and after giving effect to the terms hereof) set forth on Schedule 9.9 hereto, provided, that,
                                                              --------  ----
(i) Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

     9.10  Loans, Investments, Guarantees, Etc.  Borrower shall not, directly or
           ------------------------------------
indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except:
                                                   ------

          (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

          (b) investments in Cash Equivalents; provided, that, as to any of the
                                               --------  ----
foregoing, unless waived in writing by Agent, Borrower shall take such actions as are deemed necessary by Agent to perfect the security interest of Agent, for the ratable benefit of Lender, in such investments;

          (c) the existing investment of Borrower in the Capital Stock of Children's Product Inc., Children's Development Inc., ZBH, Children's Distribution LLC and Children's Equity LLC;

          (d) capital contributions, loans or other payments by Borrower to or for the acquisition of or otherwise in connection with any wholly-owned Subsidiary of Borrower formed or acquired after the date hereof in accordance with Section 9.7 or loans by Borrower to employees of Borrower after the date hereof, provided, that, as to each such capital contribution, loan or other
        --------  ----
payment, each of the following conditions is satisfied as determined by Agent:
(i) in no event shall the total amount of capital contributions, loans or other amounts paid by Borrower to, for or in connection with the formation or acquisition of all such Subsidiaries, together with all loans by Borrower to employees of Borrower, and amounts paid in connection with any merger or consolidation permitted under Section 9.7 hereof, exceed $1,500,000, (ii) at the time of any such capital contribution, loan or other payment and after giving effect thereto, no Event of Default or act, condition or event which with notice and passage of time or both would constitute an Event of Default, shall exist or have occurred, (iii) in the case of any loans by Borrower to, for or in connection with a Subsidiary or employee, the Indebtedness arising from such loans shall not be evidenced by any promissory note or other instrument, unless the original of such note or other instrument is delivered to Agent, duly endorsed and assigned by the payee to Agent in a form and manner acceptable to Agent, (iv) in the case of any loan by Borrower to employees of Borrower, such loans shall be for reasonable and necessary work-related travel or other ordinary business expenses to be incurred by such employees in connection with their work for Borrower or for the relocation of such employees in connection with their work for Borrower, or for any other purpose related in any manner to their employment by Borrower, and (v) as of the date of any such capital contribution, loan or other payment, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive day period shall be not less than $7,500,000, and as of the date of any such capital contribution, loan or other payment and after giving effect thereto, the Excess Availability shall be not less than $5,000,000,

          (e) capital contributions or loans by Borrower to or for the benefit of the existing wholly-owned Subsidiaries of Borrower after the date hereof (but not including for this purpose the payment of royalties or other fees or amounts in respect of Intellectual Property licensed by Borrower), provided, that, the
                                                           --------  ----
aggregate amount of all such capital contributions and loans shall not exceed $50,000 in any fiscal year;

          (f) capital contributions or loans by Borrower to ZBH after the date hereof, provided, that, as to each such capital contribution or loan, each of
        --------  ----
the following conditions is satisfied as determined by Agent: (i) in no event shall the amount of all such capital contributions or loans exceed $5,000,000 in the aggregate, (ii) in no event shall Borrower make any such capital contributions or loans unless and until Agent shall have received, in form and substance satisfactory to Agent, evidence that Borrower has obtained all requisite consents to the pledge of its membership interests in ZBH to Agent,
(iii) at the time of any such capital contribution or loan and after giving effect thereto, no Event of Default or act, condition or event which with notice and passage of time or both would constitute an Event of Default, shall exist or have occurred, (iv) in the case of any loans by Borrower to ZBH, the Indebtedness arising from such loans shall not be evidenced by any promissory note or other instrument, unless the original of such note or other instrument is delivered to Agent, duly endorsed and assigned by the payee to Agent in a form and manner acceptable to Agent, and (v) as of the date of any such capital contribution, loan or other payment, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive day period shall be not less than $7,500,000, and as of the date of any such capital contribution, loan or other payment and after giving effect thereto, the Excess Availability shall be not less than $5,000,000, and

          (g) the existing loans, advances and guarantees by Borrower outstanding as of the date hereof as set forth on Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) Borrower shall
--------  ----
not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire such guarantee or set aside or otherwise deposit or invest any sums for such purpose and (ii) Borrower shall furnish to Agent all notices, demands or other materials in connection with such loans, advances or guarantees either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

    9.11  Dividends and Redemptions.  Borrower shall not, directly or
          -------------------------
indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

    9.12  Transactions with Affiliates.  Borrower shall not directly or
          ----------------------------
indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, employee, shareholder, director, agent or any other person affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other person affiliated with Borrower except reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business.

    9.13  Credit Card Agreements.  Borrower shall (a) observe and perform all
          ----------------------
material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein;
(b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any of the Credit Card Agreements and (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, (i) Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of Borrower; provided, that, Borrower shall give Agent not less than fifteen (15)
          --------  ----
days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Agent shall have received not less than fifteen (15) days prior written notice of the intention of Borrower to enter into such agreement (together with such other information with respect thereto as Agent may request) and (ii) Borrower delivers, or causes to be delivered to Agent, a Credit Card Acknowledgment in favor of Agent, for the ratable benefit of Lender; (e) give Agent immediate written notice of any Credit Card Agreement entered into by Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request; and (f) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

    9.14  Adjusted Tangible Net Worth.  Borrower shall, at all times, maintain
          ---------------------------
Adjusted Tangible Net Worth of not less than the respective amounts set forth below for the period indicated therein:

                         Period                                Amount
                         ------                                ------

    (a)    From the date hereof through and including
           November 30, 2000                              $58,500,000

    (b) From December 1, 2000 and from December 1 of each year thereafter to and including

           March 31 of the next year                      $88,500,000

    (c)    From April 1 of each year after the date
           hereof to and including November 30 of
           such year                                      $76,500,000.

    9.15  Compliance with ERISA.
          ---------------------

          (a) Borrower shall not with respect to any "employee benefit plans" maintained by Borrower or any of its ERISA Affiliates: (i) terminate any of such employee pension plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under ERISA, the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

          (b) As used in this Section 9.15, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in the Code and ERISA.

    9.16  Additional Bank Accounts.  Borrower shall not, directly or indirectly,
          ------------------------
open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 6.3 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Agent and subject to such conditions thereto as Agent may establish and (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

    9.17  End of Fiscal Years; Fiscal Quarters.  Borrower shall, for financial
          ------------------------------------
reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on the Saturday closest to January 31 of each year and (b) fiscal quarters to end on or about April 30, July 31, October 31 and January 31 of each year.

    9.18  Change in Business.   Borrower and its Subsidiaries shall not engage
          ------------------
in any business other than the businesses of Borrower and its Subsidiaries on the date hereof (provided, that, on and after the Merger, all Inventory will
                 --------  ----
only be purchased by Borrower and Noodle Kidoodle will cease to purchase Inventory or any other assets) and any businesses reasonably related, ancillary or complimentary to the businesses in which Borrower and its Subsidiaries are engaged on the date hereof.

    9.19 Documents to be Delivered with respect to Noodle Kidoodle.  In the
         ---------------------------------------------------------
event that the Merger shall occur, Borrower shall deliver, or cause to be delivered to Agent, each of the following items, in form and substance satisfactory to Agent, by no later than August 31, 2000:

          (a) evidence that the Merger Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Merger Agreements have been consummated prior to or contemporaneously with the execution of this Agreement;

          (b) evidence that the certificates of merger with respect to the Merger have been filed with the Secretary of State of the State of Delaware and the Merger is valid and effective in accordance with the terms and provisions of the Merger Agreements and the applicable corporation statutes of the State of Delaware;

          (c) a certificate in the form of Exhibit B hereto properly completed and duly authorized, executed and delivered by Borrower;

          (d) all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by The CIT Group/Business Credit, Inc. and any lenders for whom it is acting as agent of their respective financing arrangements with Noodle Kidoodle and the termination and release by them of any interest in and to any assets and properties of Noodle Kidoodle, duly authorized, executed and delivered by each of them, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by any of them or their predecessors, as secured party and Noodle Kidoodle or any Obligor, as debtor;

          (e) evidence that Agent has valid perfected and first priority security interests in and liens upon the Collateral of Noodle Kidoodle, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

          (f) UCC, tax lien and judgment search results against Noodle Kidoodle for all jurisdictions in which assets of Noodle Kidoodle are located or as Agent may otherwise agree, which search results shall be in form and substance satisfactory to Agent;

          (g) evidence that all requisite corporate action and proceedings in connection with the Financing Agreements to be executed by Noodle Kidoodle have been taken by Noodle Kidoodle and copies of all documents relating to such requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or governmental authorities;

          (h) letters from Noodle Kidoodle to the banks at which Noodle Kidoodle maintains deposit accounts for the initial receipt of cash, checks and other items from Noodle Kidoodle's retail store locations directing such banks to transfer all immediately available funds deposited in such bank only to the Blocked Accounts as required pursuant to Section 6.3 hereof or as otherwise directed by Agent, as duly authorized, executed and delivered by Noodle Kidoodle;

          (i) Credit Card Acknowledgments with respect to arrangements of Noodle Kidoodle with Credit Card Issuers and Credit Card Processors, in each case, duly authorized, executed and delivered by the Credit Card Issuers and Credit Card Processors;

          (j) evidence of insurance and loss payee endorsements with respect to Noodle Kidoodle and certificates of insurance policies and/or endorsements naming Agent as loss payee with respect thereto;

          (k) all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral of Noodle Kidoodle or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements with respect to the Collateral or operations of Noodle Kidoodle, including, without limitation, Collateral Access Agreement by lessors (other than from lessors of retail store locations), mortgagees and warehousemen;

          (l) the other Financing Agreements that Agent shall require be executed and/or delivered by Noodle Kidoodle (including a guarantee, general security agreement, UCC financing statements), duly authorized, executed and delivered by Noodle Kidoodle; and

          (m) the opinion letter of counsel(s) to Borrower with respect to the Merger Agreements, the effectiveness of the Merger, the Financing Agreements executed and/or delivered by Noodle Kidoodle and the security interests and liens of Agent with respect to the Collateral of Noodle Kidoodle and such other matters as Agent may request;

    9.20  Costs and Expenses.  Borrower shall pay to Agent, for the benefit of
          ------------------
Lender, on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, the rights of Agent, for the benefit of Lender, in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all insurance premiums, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, for the benefit of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent and/or Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all reasonable out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $750 per person per day for Agent's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Agent and Lender in connection with any of the foregoing.

    9.21  Further Assurances.  At the request of Agent at any time and from time
          ------------------
to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Agent, Agent may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Agent to execute and file one or more UCC financing statements signed only by Agent.

SECTION 10.   EVENTS OF DEFAULT AND REMEDIES
              ------------------------------

     10.1  Events of Default.  The occurrence or existence of any one or more of
           -----------------
the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

          (a)  (i)  Borrower fails to pay any of the Obligations within three
(3) days after the same becomes due and payable or (ii) Borrower or any Obligor fails to perform any of the covenants contained in Sections 9.1, 9.2, 9.3, 9.4, 9.6, 9.13, 9.14, 9.15 or 9.16 of this Agreement and such failure shall continue for fifteen (15) days; provided, that, such fifteen (15) day period shall not
                       --------  ----
apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such fifteen (15) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach of Borrower or any Obligor of any such covenant or (iii) Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

          (b) any representation, warranty or statement of fact made by Borrower to Agent or any Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

          (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

          (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $1,000,000 in any one case or in excess of $2,500,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

          (e) Borrower or any Obligor dissolves or suspends or discontinues doing business;

          (f) Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

          (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five
(45) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

          (i) any default by Borrower or any Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Agent or Lender, or any capitalized lease obligations, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Agent or Lender, in any case in an amount in excess of $2,500,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any Material Contract which default continues for more than the applicable cure period, if any, with respect thereto or any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to Borrower to fund a reserve account or otherwise hold as collateral, or shall require Borrower to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or Borrower shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed $500,000;

          (j) any Credit Card Issuer or Credit Card Processor shall send notice to Borrower that it is ceasing to make or suspending payments to Borrower of amounts due or to become due to Borrower or shall cease or suspend such payments, or shall send notice to Borrower that it is terminating its arrangements with Borrower or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless Borrower shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within thirty (30) days after the date of any such notice;

          (k)  any Change of Control

          (l) the indictment or threatened indictment of Borrower or any Obligor by a Governmental Authority under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any material portion of the property of Borrower or such Obligor;

          (m) there shall be a material adverse change in the business, assets or prospects of Borrower and each Obligor, taken as a whole, after the date hereof (provided, that, in no event shall the performance by Borrower
        --------  ----
substantially in accordance with the projections included as Schedule 10.1(m) hereto be deemed a material adverse change for purposes hereof); or

          (n) there shall be an event of default under any of the other Financing Agreements.

     10.2  Remedies.
           --------

          (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Agent and Lender may at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent, for the benefit of Lender, may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent, for the benefit of Lender, (provided, that, upon the occurrence of any Event of Default described
         --------  ----
in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral,
(iii) require Borrower, at Borrower's expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with Agent or Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent, for the benefit of Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Agent to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

          (c) Agent may apply the cash proceeds of Collateral actually received by Agent, for the benefit of Lender, from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due. Borrower shall remain liable to Agent and Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

          (d) For the purpose of enabling Agent or Lender to exercise the rights and remedies hereunder, Borrower hereby grants to Agent and Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other intellectual property and general intangibles now owned or hereafter acquired by Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

          (e) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Agent and Lender may, at their option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent or Lender to Borrower.


SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS
              AND CONSENTS; GOVERNING LAW
              --------------------------------

    11.1  Confession of Judgment.
          ----------------------

          (a) Borrower, to the extent permitted by law, and without the further consent of or notice to Borrower, hereby irrevocably and unconditionally authorizes the Prothonotary, Clerk of Court, or any attorney of any court of record in the Commonwealth of Pennsylvania, or any other jurisdiction, as attorney for Borrower to appear for Borrower in such court and confess judgment against Borrower and in favor of Agent or Lender, at any time on or after an Event of Default exists or has occurred and is continuing, for all or any portion of the Obligations (including, but not limited to, principal, interest, fees, costs and expenses and including attorneys' fees and legal expenses not to exceed five (5%) percent of the outstanding and unpaid Obligations), for which this Agreement or a verified copy hereof shall be sufficient warrant. The authority to enter judgment shall not be exhausted by one exercise hereof, but, to the extent permitted by law, shall continue from time to time until final payment and satisfaction in full of all of the Obligations. The foregoing right and remedy is in addition to and not in lieu of any other right or remedy available to Agent and Lender under this Agreement, the other Financing Agreements, applicable law or otherwise.

          (b) Borrower, being fully aware of its right to notice and a hearing concerning the validity of any and all claims that may be asserted against Borrower by Agent and Lender before a judgment can be entered hereunder or before execution may be levied on such judgment against any and all property of Borrower, hereby waives each of these rights and agrees and consents to judgment being entered by confession in accordance with the terms hereof and execution being levied on such judgment against any and all property of Borrower, in each case without first giving notice and the opportunity to be heard on the validity of the claim or claims upon which such judgment is entered.

    11.2  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
          ---------------------------------------------------------------------

          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

          (b) Borrower, Agent and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with
                                                   ----- --- ----------
respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

          (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five
(5) days after the same shall have been so deposited in the U.S. mails, or, at Agent's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Agent against Borrower for the amount of the claim and other relief requested.

          (d) BORROWER, AGENT AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, AGENT AND LENDER EACH HEREBY AGREES AND

CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER, AGENT OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) Neither Agent nor Lender shall have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

    11.3  Waiver of Notices.  Borrower hereby expressly waives demand,
          -----------------
presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Agent may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

    11.4  Amendments and Waivers.  Neither this Agreement nor any provision
          ----------------------
hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent, and as to amendments, as also signed by an authorized officer of Borrower. Agent shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

    11.5  Waiver of Counterclaims.  Borrower waives all rights to interpose any
          -----------------------
claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

    11.6  Indemnification.  Borrower shall indemnify and hold Agent, Lender and
          ---------------
their directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Agent and/or Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


SECTION 12.   THE AGENT
              ---------

    12.1  Appointment, Powers and Immunities.  Lender hereby irrevocably
          ----------------------------------
appoints and authorizes Agent to act as its agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for Lender; (b) shall not be responsible to Lender for any recitals, statements, representations or warranties contained in this Agreement or in any other Financing Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and
(c) shall not be responsible to Lender for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

    12.2  Reliance by Agent.  Agent shall be entitled to rely upon any
          -----------------
certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by Lender as is required in such circumstance, and such instructions of Lender and any action taken or failure to act pursuant thereto shall be binding on Lender.

    12.3  Events of Default.
          -----------------

          (a) Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from Lender or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to Lender. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as Agent shall determine. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 5 of this Agreement to the contrary, the Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be issued Letter of Credit Accommodations for the account and risk of Lender from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lender.

          (b) Except with the prior written consent of Agent, Lender may not assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against Borrower or any Obligor or any of the Collateral or other property of Borrower or any Obligor.

    12.4  Indemnification.  Lender agrees to indemnify Agent (to the extent not
          ---------------
reimbursed by Borrower hereunder and without limiting the Obligations of Borrower hereunder) for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, Lender shall
                                                  --------  ----
not be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.

    12.5  Non-Reliance on Agent and Other Lender.  Lender agrees that it has,
          --------------------------------------
independently and without reliance on Agent or any other Person, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and any Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower or any Obligor. Agent will use reasonable efforts to provide Lender with any information received by Agent from Borrower which is required to be provided to Lender hereunder, with a copy of any Notice of Default or Failure of Condition received by Agent from Borrower or any Lender and with a copy of any notice of an Event of Default delivered by Agent to Borrower; provided, that, Agent shall not be liable to Lender for any
                   --------  ----
failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lender by Agent hereunder, Agent shall not have any duty or responsibility to provide Lender with any other credit or other information concerning the affairs, financial condition or business of Borrower or any of its Subsidiaries (or any of their affiliates) that may come into the possession of Agent or any of its affiliates.

    12.6  Failure to Act.  Except for action expressly required of Agent
          --------------
hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lender of its indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

    12.7  Resignation of Agent.  Subject to the appointment and acceptance of a
          --------------------
successor Agent as provided below, Agent may resign at any time by giving notice thereof to Lender and Borrower. Upon any such resignation, Lender shall have the right to appoint a successor Agent with the consent of Borrower, which consent shall not be unreasonably withheld, conditioned or delayed. If no successor Agent shall have been so appointed by Lender, and/or so consented to by Borrower and the appointment accepted by such successor Agent within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Lender, appoint (without the consent of Borrower) a successor Agent that shall be a bank, commercial finance company or other financial institution. Upon the acceptance of any appointment as Agent hereunder by a successor Agent in accordance with the terms hereof, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

    12.8  Consents and Releases of Collateral under Financing Agreements.
          --------------------------------------------------------------
Except as otherwise provided in Section 11.4 hereof with respect to certain amendments or modifications to this Agreement, Agent may consent to any modification, supplement or waiver under any of the Financing Agreements; provided, that, without the prior consent of Lender, Agent shall not release any
--------  ----
Collateral or otherwise terminate any security interest in or lien upon any of the

Collateral under any of the Financing Agreements, except that no such consent shall be required, and Agent is hereby authorized (i) to release any security interest in or lien upon any of the Collateral which is the subject of a disposition permitted hereunder or under the other Financing Agreements, or (ii) to release, in any fiscal year of Borrower, any security interest in or lien upon any of the Collateral the value of which does not exceed $10,000,000.

    12.9 Collateral Matters.
         ------------------

          (a) Except as otherwise expressly provided for in this Agreement, Agent shall have no obligation whatsoever to Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by Borrower or any Obligor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular Availability Reserves are appropriate, or that the liens and security interests granted to Agent herein or pursuant hereto or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, and that Agent shall have no duty or liability whatsoever to Lender, other than liability for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

          (b) Lender hereby appoints Agent, and Agent hereby appoints Lender, as agent for the purpose of perfecting the security interest of Agent in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should Lender obtain possession of any such Collateral, Lender shall notify Agent thereof and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions. In the event that Lender or any Affiliate of Lender may act as a securities intermediary in connection with any securities or security entitlements of Borrower or any Obligor (including, but not limited to, Children's Development, Inc. or Children's Products, Inc.) or otherwise have possession or control of any investment property of Borrower or any Obligor, Lender or such Affiliate shall act on instructions from Agent with respect to such securities or security entitlements or other investment property without the further consent of the registered owner or entitlement holder.


SECTION 13.   TERM OF AGREEMENT; MISCELLANEOUS
              --------------------------------

     13.1  Term.
           ----

          (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, that, Agent may at its
                                                --------  ----
option, extend the Renewal Date to the date four (4) years from the date hereof by giving Borrower written notice at least sixty (60) days prior to the third
(3rd) anniversary of the date hereof. Agent or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year, by giving the other party at least sixty (60) days prior written notice; provided, that, this Agreement and
                                            --------  ----
all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Agent, for the benefit of Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Agent, for the benefit of Lender, in such amounts as Agent determines are reasonably necessary to secure Agent and Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent and Lender have not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Agent, as Agent may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Agent are received in such bank account later than 12:00 noon, New York time.

          (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and the continuing security interest of Agent, for the benefit of Lender, in the Collateral and the rights and remedies of Agent and Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Upon the receipt by Agent and Lender of payment in full in cash or other immediately available funds of all of the Obligations (which are not contingent) and cash collateral in such amounts and on such terms as Agent shall deem reasonably acceptable for all contingent Obligations, upon Borrower's request and at Borrower's expense, except as otherwise required by applicable law, Agent shall execute and deliver to Borrower UCC-3 termination statements and such other release documents with respect to the Collateral as may be reasonably requested by Borrower, in form and substance satisfactory to Agent, to effectuate the termination of the security interests granted by Borrower to Agent herein and in the other Financing Agreements.

          (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent's and Lender's lost profits as a result thereof, Borrower agrees to pay to Agent, for itself and the benefit of Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:


                             Amount                             Period
                             ------                             ------
            (i)    One and one-half (1 1/2%)     From the date hereof to and including
                   percent of                    the first anniversary of the date
                   the Maximum Credit            hereof

            (ii)   Three-fourths (3/4%)          From the first anniversary of the date
                   percent of the Maximum        hereof to and including the second
                   Credit                        anniversary of the date hereof

            (iii)  One-third (1/3%) percent      From the second anniversary of the
                   of the Maximum Credit         date hereof to and including the
                                                 Renewal Date.

Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Agent shall be entitled to such early termination fee, for itself and the benefit of Lender, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 13.1 shall be deemed included in the Obligations.

          (d) Notwithstanding anything to contrary contained in Section 13.1(c) above, in the event of the termination of this Agreement by Borrower prior to the end of the then current term or renewal term of this Agreement Borrower shall not be required to pay the early termination fee provided for in
Section 13.1(c) if each of the following conditions is satisfied: (i) such termination occurs after the second anniversary of the date hereof but prior to the third anniversary of the date hereof, (ii) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (iii) Agent shall have received full and final repayment of all of the Obligations and the cash collateral all as provided in Section 13.1(c) solely from the proceeds of initial loans and advances to Borrower pursuant to an unsecured revolving credit facility (or if a revolving credit facility which is secured but in which the amount of the loans available to Borrower thereunder are not based on the amount of its assets), (iv) Agent shall have received not less than sixty (60) days prior written notice of the intention of Borrower to terminate this Agreement and repay the Obligations with such proceeds, which notice shall set forth the terms and conditions of the credit facility the proceeds of which are to repay the Obligations and (v) within thirty (30) days after the receipt by Agent of the written notice of the intention of Borrower to so terminate this Agreement, Lender or any of its Affiliates shall not have provided to Borrower a proposal for an unsecured revolving credit facility (or a revolving credit facility which is secured so long as the amount of the loans available to Borrower thereunder are not based on the amount of its assets) the terms and conditions of which are at least as favorable to Borrower with respect to amount, interest rate and fees as those set forth in the notice provided by Borrower to Agent and Lender. In the event that any one of the conditions set forth in this Section 13.1(d) are not satisfied as determined by Agent or Lender in good faith, then the early termination fee shall be payable as provided herein.

    13.2  Notices.  All notices, requests and demands hereunder shall be in
          -------
writing and (a) made to Agent and Lender at their addresses set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

    13.3  Partial Invalidity.  If any provision of this Agreement is held to be
          ------------------
invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

    13.4  Successors.  This Agreement, the other Financing Agreements and any
          ----------
other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Agent and Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lender. Lender may not assign its rights and obligations under this Agreement (or any part thereof) without the prior written consent of Agent, except as permitted under Section 13.5(b) hereof. Any purported assignment by Lender without such prior express consent or compliance with Section 13.5(b) where applicable, shall be void. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

    13.5  Assignments and Participations.
          ------------------------------

          (a) Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time sell to one or more banks, commercial finance companies or other financial institutions (collectively, "Participants" and individually, a "Participant"), including, without limitation, Congress Financial Corporation in its individual capacity, participating interests in all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including all or a part of its interest in the

Obligations). In the event of any such sale by Lender of a participating interest to a Participant, Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, Lender shall remain solely responsible for the performance thereof, Lender shall remain the holder of any such obligations for all purposes under this Agreement and the other Financing Agreements, and Borrower and Agent shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement and the other Financing Agreements. Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, that, in purchasing such participating interest, such
                --------  ----
Participant shall be deemed to have agreed to share with Lender the proceeds thereof as provided in Section 6.7 hereof. Notwithstanding anything to the contrary contained herein, Lender shall not grant any participation under which the Participant shall have rights to approve any amendment to or waiver of or consent under this Agreement or the other Financing Agreements, except with the
                                                                ------
consent of Agent.

          (b) Lender may, in accordance with applicable law, at any time and from time to time assign to another bank, commercial finance company or other financial institution or any of its affiliates, or in connection with the sale of its business or all or substantially all of its loan portfolio, with the written consent of Agent, to a bank, commercial finance company or other financial institution (an "Assignee") all (or, with the consent of Agent, less than all, but in no event less than $5,000,000) of its rights and obligations under this Agreement and the other Financing Agreements, pursuant to an assignment agreement, in form and substance satisfactory to Agent, executed by such Assignee and Lender and delivered to Agent for its acceptance and recording in its records. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such assignment agreement, the Assignee thereunder shall be a party hereto and, to the extent provided in such assignment agreement, (i) have the rights and obligations of Lender hereunder with a Commitment and Commitment Percentage as set forth therein, and
(ii) Lender thereunder shall, to the extent provided in such assignment agreement, be released from its obligations under this Agreement (and, in the case of an assignment agreement covering all or the remaining portion of Lender's rights and obligations under this Agreement, Lender shall cease to be a party hereto). Borrower may at any time and from time to time, notify Agent of any bank, commercial finance company or other financial institution that is interested in obtaining an assignment of all or any portion of the rights and obligations of Lender under this Agreement and the other Financing Agreements.

          (c) Upon its receipt of an assignment agreement executed by Lender and an Assignee, Agent shall (i) promptly accept such assignment agreement and
(ii) on the effective date determined pursuant thereto record the information contained therein in Agent's records and give notice of such acceptance and recordation to Lender and Borrower.

          (d) Except as otherwise provided in this Section 13.5, Lender shall not, as between Borrower and Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Obligations owed to Lender. Lender is permitted to sell assignments and participations under this Section
13.5 and may furnish any information concerning Borrower and its Subsidiaries and affiliates in the possession of Lender from time to time to assignees and participants (including, prospective assignees and participants).

          (e) Borrower shall assist Lender in selling assignment participations under this Section 13.5 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential assignees or participants. Borrower shall certify the correctness, completeness and accuracy of all descriptions of Borrower and its affairs provided, prepared or reviewed by Borrower that are contained in any selling materials and all other information provided by it and included in such materials.

    13.6  Entire Agreement.  This Agreement, the other Financing Agreements, any
          ----------------
supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

    IN WITNESS WHEREOF, Agent, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

======================================================================================

AGENT                                             BORROWER
-----                                             --------
CONGRESS FINANCIAL CORPORATION, as Agent          ZANY BRAINY, INC.

By:_______________________________                By:_________________________________

Title:____________________________                Title:______________________________

Address:                                          Chief Executive Office:
-------                                           ----------------------

1133 Avenue of the Americas                       2520 Renaissance Boulevard
New York, New York 10036                          King of Prussia, Pennsylvania 19406
======================================================================================

LENDER
------
======================================================================================

FIRST UNION NATIONAL BANK

By:______________________________

Title:___________________________

Address:
-------

Widener Building
1339 Chestnut Street
Philadelphia, Pennsylvania 19107
======================================================================================

                                   EXHIBIT B
                                       TO
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

           FORM OF CERTIFICATE WITH RESPECT TO NOODLE KIDOODLE MERGER
           ----------------------------------------------------------


                                                          ________________, 20__


Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Gentlemen:

     Zany Brainy, Inc. ("Borrower") has entered into financing arrangements as set forth in the Loan and Security Agreement, dated as of July __, 2000, by and between Congress Financial Corporation ("Lender") and Borrower (as amended, modified or supplemented from time to time, the "Loan Agreement").

     Borrower hereby certifies to Agent and Lender that the following statements are true on the date hereof.

     (a) Set forth on Schedule 1 hereto is a true, correct and complete list of agreements, documents and instruments entered into in connection with the Merger and all transactions related thereto. Such agreements, documents and instruments are referred to herein collectively, as the "Merger Agreements".

     (b) The Merger is valid and effective in accordance with the terms of the Merger Agreements and the corporation statutes of the States of Delaware, and Noodle Kidoodle is the surviving corporation pursuant to the Merger and is a wholly-owned Subsidiary of Borrower.

     (c) The Merger Agreements and the transactions contemplated thereunder have been duly executed, delivered and performed to the extent to be performed by this date of this certificate in accordance with their terms by the respective parties thereto in all respects, including the fulfillment of all conditions precedent set forth therein and giving effect to the terms of the Merger Agreements. Noodle Kidoodle is a wholly-owned Subsidiary of Borrower.

     (d) All actions and proceedings, required by the Merger Agreements, applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti- Trust Improvements Act of 1976, as amended if applicable) have been taken and the transactions required thereunder have been duly and validly taken and consummated as of the date hereof.

     (e) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Merger Agreements and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Merger Agreements.

     (f) Borrower has delivered, or caused to be delivered to Lender, true, correct and complete copies of the Merger Agreements.

     (g) The representations and warranties contained in the Loan Agreement are true and correct in all material respects, before and after giving effect to the transactions contemplated by the Merger Agreements as though made on and as of the date hereof, except for the representations and warranties made as of a specific date which continue to be true and correct as of such date.

     (h) No Event of Default of act, condition or event which with notice or passage of time or both would constitute an Event of Default has occurred and is continuing, or would result from such proposed loan or from the application of the proceeds thereof.

     Capitalized terms used herein shall have the meanings set forth in the Loan Agreement.

                                         Very truly yours,

                                         ZANY BRAINY, INC.

                                         By:_________________________

                                         Title:______________________

                                 SCHEDULE 1.6
                                      TO
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------



At all times prior to the time that Inventory of Noodle Kidoodle may be considered Eligible Inventory, the "Applicable Margin" shall be determined as follows:

Quarterly Average Excess Availability           Applicable Margin
-------------------------------------           -----------------

Greater than $9,000,000                               2%

Greater than $5,000,000 but equal to or less          2 1/4%
than $9,000,000

$5,000,000 or less                                    2 1/2%


At all times on and after Inventory of Noodle Kidoodle may be considered Eligible Inventory, the "Applicable Margin" shall be determined as follows:

Quarterly Average Excess Availability           Applicable Margin
-------------------------------------           -----------------

Greater than $25,000,000                              1 3/4%

Greater than $15,000,000 but
equal to or less than $25,000,000                     2%

Greater than $5,000,000 but
equal to or less than $15,000,000                     2 1/4%

$5,000,000 or less                                    2 1/2%